                                                                    EXHIBIT 10.1

                                                                       EXECUTION
                                                                         VERSION

                              AMENDED AND RESTATED

                               FINANCING AGREEMENT

                          DATED AS OF SEPTEMBER 4, 2003

                                  BY AND AMONG

                              ALLIED HOLDINGS, INC.

                                       AND

                          ALLIED SYSTEMS, LTD. (L.P.),

                                  AS BORROWERS,

                                       AND

                    EACH SUBSIDIARY OF ALLIED HOLDINGS, INC.
              LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,

                                 AS GUARANTORS,

                      EACH OF THE LENDERS FROM TIME TO TIME
                            PARTY HERETO AS A LENDER,

                                   AS LENDERS,

                               ABLECO FINANCE LLC,

                              AS COLLATERAL AGENT,

                                       AND

                           WELLS FARGO FOOTHILL, INC.,
                 FORMERLY KNOWN AS FOOTHILL CAPITAL CORPORATION,

                             AS ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS

                                                                                                                    PAGE
ARTICLE I DEFINITIONS; CERTAIN TERMS............................................................................      2
     Section 1.01          Definitions..........................................................................      2
     Section 1.02          Terms Generally......................................................................     32
     Section 1.03          Accounting and Other Terms...........................................................     32
     Section 1.04          Time References......................................................................     32

ARTICLE II THE LOANS ...........................................................................................     33
     Section 2.01          Commitments..........................................................................     33
     Section 2.02          Making the Loans.....................................................................     34
     Section 2.03          Repayment of Loans; Evidence of Debt.................................................     37
     Section 2.04          Interest.............................................................................     38
     Section 2.05          Reduction of Commitment; Prepayment of Loans.........................................     39
     Section 2.06          Fees.................................................................................     43
     Section 2.07          Securitization.......................................................................     43
     Section 2.08          Taxes................................................................................     44
     Section 2.09          LIBOR Not Determinable; Illegality or Impropriety....................................     45
     Section 2.10          Indemnity............................................................................     46
     Section 2.11          Continuation and Conversion of Loans.................................................     47

ARTICLE III LETTERS OF CREDIT...................................................................................     48
     Section 3.01          Letter of Credit Guaranty............................................................     48
     Section 3.02          Participations.......................................................................     50
     Section 3.03          Letters of Credit....................................................................     51

ARTICLE IV FEES, PAYMENTS AND OTHER COMPENSATION................................................................     52
     Section 4.01          Audit and Collateral Monitoring Fees.................................................     52
     Section 4.02          Payments; Computations and Statements................................................     52
     Section 4.03          Sharing of Payments, Etc.............................................................     53
     Section 4.04          Apportionment of Payments............................................................     54
     Section 4.05          Increased Costs and Reduced Return...................................................     55

ARTICLE V CONDITIONS TO LOANS...................................................................................     57
     Section 5.01          Conditions Precedent to Effectiveness................................................     57
     Section 5.02          Conditions Precedent to All Loans and Letters of Credit..............................     59

ARTICLE VI REPRESENTATIONS AND WARRANTIES.......................................................................     61
     Section 6.01          Representations and Warranties.......................................................     61

ARTICLE VII COVENANTS OF THE LOAN PARTIES.......................................................................     71
     Section 7.01          Affirmative Covenants................................................................     71
     Section 7.02          Negative Covenants...................................................................     82
     Section 7.03          Financial Covenants..................................................................     88

                                                                                                                    PAGE
ARTICLE VIII MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL......................     89
     Section 8.01          Collection of Accounts Receivable; Management of Collateral..........................     89
     Section 8.02          Accounts Receivable Documentation....................................................     91
     Section 8.03          Status of Accounts Receivable and Other Collateral...................................     92
     Section 8.04          Collateral Custodian.................................................................     93

ARTICLE IX EVENTS OF DEFAULT....................................................................................     94
     Section 9.01          Events of Default....................................................................     94

ARTICLE X AGENTS ...............................................................................................     98
     Section 10.01         Appointment..........................................................................     98
     Section 10.02         Nature of Duties.....................................................................     99
     Section 10.03         Rights, Exculpation, Etc.............................................................     99
     Section 10.04         Reliance.............................................................................    100
     Section 10.05         Indemnification......................................................................    100
     Section 10.06         Agents Individually..................................................................    100
     Section 10.07         Successor Agent......................................................................    101
     Section 10.08         Collateral Matters...................................................................    101
     Section 10.09         Collateral Sub-Agents................................................................    102

ARTICLE XI GUARANTY ............................................................................................    103
     Section 11.01         Guaranty.............................................................................    103
     Section 11.02         Guaranty Absolute....................................................................    103
     Section 11.03         Waiver...............................................................................    104
     Section 11.04         Continuing Guaranty; Assignments.....................................................    104
     Section 11.05         Subrogation..........................................................................    104
     Section 11.06         Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest...........    105
     Section 11.07         Judgment Currency....................................................................    106

ARTICLE XII MISCELLANEOUS.......................................................................................    106
     Section 12.01         Notices, Etc.........................................................................    106
     Section 12.02         Amendments, Etc......................................................................    108
     Section 12.03         No Waiver; Remedies, Etc.............................................................    109
     Section 12.04         Expenses; Taxes; Attorneys' Fees.....................................................    109
     Section 12.05         Right of Set-off.....................................................................    110
     Section 12.06         Severability.........................................................................    111
     Section 12.07         Assignments and Participations.......................................................    111
     Section 12.08         Counterparts.........................................................................    113
     Section 12.09         GOVERNING LAW........................................................................    114
     Section 12.10         CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE................................    114
     Section 12.11         WAIVER OF JURY TRIAL, ETC............................................................    114
     Section 12.12         Consent by the Agents and Lenders....................................................    115
     Section 12.13         No Party Deemed Drafter..............................................................    115
     Section 12.14         Reinstatement; Certain Payments......................................................    115
     Section 12.15         Indemnification......................................................................    115

                                                                                                                    PAGE
     Section 12.16         The Parent as Agent for the Borrowers................................................    116
     Section 12.17         Records..............................................................................    117
     Section 12.18         Binding Effect.......................................................................    117
     Section 12.19         Interest.............................................................................    117
     Section 12.20         Defaulting Lender....................................................................    118
     Section 12.21         Confidentiality......................................................................    119
     Section 12.22         Integration..........................................................................    120
     Section 12.23         No Novation..........................................................................    120

                             SCHEDULES AND EXHIBITS

Schedule 1.01(A)                    Lenders and Lenders' Commitments
Schedule 1.01(B)                    Designated Loan Parties
Schedule 1.01(C)                    Eligible Rolling Stock Depreciation Method
Schedule 1.01(E)                    Canadian Security Agreements
Schedule 2.01(b)(iv)                Pro Forma Adjustments to Consolidated EBITDA
Schedule 5.01(d)(xxx)               Rolling Stock
Schedule 5.01(d)(xxxi)              Life Insurance Policies
Schedule 6.01(e)                    Subsidiaries
Schedule 6.01(f)                    Litigation
Schedule 6.01(i)                    ERISA
Schedule 6.01(n)                    Operating Permits
Schedule 6.01(o)                    Real Property
Schedule 6.01(q)                    Operating Leases
Schedule 6.01(r)                    Environmental Matters
Schedule 6.01(s)                    Insurance
Schedule 6.01(v)                    Bank Accounts
Schedule 6.01(w)                    Intellectual Property
Schedule 6.01(x)                    Material Contracts
Schedule 6.01(cc)                   Locations; Place of Business; Chief
                                    Executive Office
Schedule 6.01(dd)                   Tradenames
Schedule 7.01(l)                    Collateral Locations
Schedule 7.02(a)                    Existing Liens
Schedule 7.02(b)                    Existing Indebtedness
Schedule 7.02(c)(ii)                Surplus Facilities
Schedule 7.02(e)                    Existing Investments
Schedule 7.02(k)                    Limitations on Dividends and Other Payment
                                    Restrictions
Schedule 8.01                       Lockboxes and Operating Accounts

Exhibit A                           Form of Guaranty
Exhibit B-1                         Form of Security Agreement
Exhibit B-2                         Form of General Security Agreement
Exhibit B-3                         Form of Deed of Hypothec
Exhibit C                           Form of Pledge Agreement
Exhibit D                           Form of Notice of Borrowing
Exhibit E                           Form of Borrowing Base Certificate
Exhibit F                           [intentionally omitted]
Exhibit G                           Form of Assignment and Acceptance
Exhibit H                           Form of Contribution Agreement
EXHIBIT I                           Form of Custodian Agreement

                                                                       EXECUTION
                                                                         VERSION

                    AMENDED AND RESTATED FINANCING AGREEMENT

                  Amended and Restated Financing Agreement, dated as of September 4, 2003, by and among Allied Holdings, Inc., a Georgia corporation (the "Parent"), and Allied Systems, Ltd. (L.P.), a Georgia limited partnership ("Allied Systems" and together with the Parent, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (each a "Guarantor" and collectively, the "Guarantors"), each of the lenders from time to time party hereto as a Lender (each a "Lender" and collectively, the "Lenders"), Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and Wells Fargo Foothill, Inc. formerly known as Foothill Capital Corporation, a California corporation ("Foothill"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

                  The Borrowers, the Guarantors, the Lenders, certain lenders party thereto as "Subordinated Term Loan D Lenders" (the "Subordinated Term Loan D Lenders"; together with the Lenders, the "Existing Lenders") are parties to the Financing Agreement, dated as of February 25, 2002, as amended by the First Amendment to Financing Agreement, dated as of March 3, 2003 (the "Existing Financing Agreement"), pursuant to which the Existing Lenders extended credit to the Borrowers consisting of (i) four separate term loans consisting of (A) a $17,500,000 senior term loan A (the "Existing Term Loan A") made by certain of the Lenders, (B) a $25,000,000 senior term loan B (the "Existing Term Loan B") made by certain of the Lenders, (C) a $11,000,000 senior term loan C (the "Existing Term Loan C") made by certain of the Lenders, and (D) a $29,250,000 subordinated term loan D (the "Existing Term Loan D"; together with the Existing Term Loan A, the Existing Term Loan B and the Existing Term Loan C, the "Existing Term Loans") made by the Subordinated Term Loan D Lenders and (ii) a revolving credit facility in an aggregate principal amount not to exceed $120,000,000 at any time outstanding (the "Existing Revolving Credit Facility"; together with the Existing Term Loans, the "Existing Credit Facility") made by certain of the Lenders, which included a subfacility for the issuance of letters of credit.

                  The Borrowers, the Guarantors, the Lenders and the Agents wish to amend the Existing Financing Agreement in order to restructure the Existing Credit Facility and, in that connection, to amend and restate the Existing Financing Agreement in its entirety, to provide for (i) the Existing Revolving Credit to be reduced from $120,000,000 to $90,000,000, including a $40,000,000 subfacility for the issuance of letters of credit, (ii) the repayment of the Existing Term Loan D, (iii) the remaining Existing Term Loans, together with a portion of the loans under the Existing Revolving Credit Facility, to be amended and restated into a single $100,000,000 term loan, (iv) the Commitments (as hereinafter defined) of the Lenders to be as set forth on Schedule 1.01(A) hereto, and (v) certain other modifications contained herein.

                  In addition to the foregoing use of proceeds described in the immediately preceding paragraph, the proceeds of the Loans (as hereafter defined) made by the Lenders on the Effective Date (as hereafter defined) shall be used for general working capital purposes of the

Borrowers and the other Loan Parties and to pay fees and expenses related to this Agreement. The letters of credit will be used for general working capital purposes and to support the Canadian Facility (as hereafter defined) and certain cash management arrangements. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

                  In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree to amend and restate the Existing Financing Agreement as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

                  Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                  "Ableco" has the meaning specified therefor in the preamble hereto.

                  "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

                  "Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

                  "Action" has the meaning specified therefor in Section 12.12.

                  "Administrative Agent" has the meaning specified therefor in the preamble hereto.

                  "Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Borrowers shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

                  "Administrative Borrower" has the meaning specified therefor in Section 12.16.

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more (or in the case of any Account Debtor, 49% or more) of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

                  "Agent" has the meaning specified therefor in the preamble hereto.

                  "Agent Advances" has the meaning specified therefor in Section 10.08(a).

                  "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "AH Industries" means AH Industries Inc., an Alberta corporation resulting from the amalgamation of AH Industries Inc., an Alberta corporation, and 992032 Alberta Ltd., an Alberta corporation.

                  "Allied Canada" means Allied Systems (Canada) Company, a Canadian company.

                  "Allied Systems" has the meaning specified therefor in the preamble hereto.

                  "Applicable Interest Rate" means, at any time, the applicable interest rate set forth below corresponding to the Senior Leverage Ratio set forth below, which ratio shall be calculated as of the end of the most recent fiscal quarter of the Parent and its Subsidiaries for which quarterly financial statements of the Parent and its Subsidiaries have been delivered to the Agents and the Lenders in accordance with Section 7.01(a)(i).

                                                       Applicable Interest
Level                   Senior Leverage Ratio                  Rate
-----                   ---------------------          -------------------
  I                     Equal to or less than                  8.5%
                              2.00:1.0

 II                  Greater than 2.00:1.0 and                10.0%
                        less than or equal to
                              2.75:1.0

 III                    Greater than 2.75:1.0                 11.5%

provided that, notwithstanding the foregoing, (a) subject to clause (b) below, for the period from the Effective Date until the delivery of the initial financial statements pursuant to Section 7.01(a)(i) after the Effective Date, the Applicable Interest Rate shall be the interest rate corresponding to Level II in the table above, (b) if for any period the Parent shall fail to deliver any financial statements pursuant to Section 7.01(a)(i), then for the period commencing on the date such financial statements were required to be delivered under such Section through the date on which such financial statements are delivered, the Applicable Interest Rate shall be the interest rate corresponding to Level III in the table above and (c) each change in the Applicable Interest Rate shall be effective on the date of delivery of each quarterly financial statement of the Parent and its Subsidiaries in accordance with Section 7.01(a)(i).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with

Section 12.07 hereof and substantially in the form of Exhibit G hereto or such other form acceptable to the Collateral Agent.

                  "Authorized Officer" means any officer or other employee of a Borrower.

                  "Availability" means, at any time, the difference between (i) the lesser of (A) the Borrowing Base and (B) the Total Revolving Credit Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Revolving Loans and (B) all Letter of Credit Obligations.

                  "Availability Deficiency" has the meaning specified therefor in Section 2.05(c)(iv).

                  "Axis Effective Date" has the meaning specified therefor in clause (xiii) of the definition of "Eligible Accounts Receivable".

                  "Axis Entity" means Axis Group, Inc., a Georgia corporation and wholly-owned Subsidiary of the Parent, and each of its Subsidiaries.

                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" has the meaning specified therefor in the preamble hereto.

                  "Borrowing Base" means, at any time, the difference between
(i) the sum of (A) the lesser of (x) 85% of the value of the Net Amount of Eligible Accounts Receivable of the Designated Loan Parties at such time less the amount, if any, of the Dilution Reserve and (y) an amount equal to the Collections of the Designated Loan Parties (which shall exclude any Axis Entity prior to the Axis Effective Date) with respect to their Accounts Receivable for the immediately preceding 30 day period plus (B) 70% of the difference between
(x) the Gross Orderly Liquidation Value of the Eligible Rolling Stock of the Designated Loan Parties (excluding any Axis Entity) at such time and (y) the Rolling Stock Depreciation Amount at such time and (ii) the sum of (A) $15,000,000 and (B) such reserves as the Administrative Agent may deem appropriate in the exercise of its reasonable business judgment based upon the lending practices of the Administrative Agent as a secured asset-based lender, including, without limitation, any reserve that may be required to be established pursuant to Section 2.05(c)(iv) arising from an Availability Deficiency, reserves with respect to sales or other dispositions of Eligible Rolling Stock and reserves with respect to any goods and services tax applicable in Canada. For purposes of determining the Borrowing Base, amounts in Canadian Dollars shall be valued at the Dollar Equivalent.

                  "Borrowing Base Certificate" means a certificate signed by an Authorized Officer of the Administrative Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 7.01(a)(vi), substantially in the form of Exhibit E.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, provided that, with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, Business Day shall mean any Business Day which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

                  "Canadian Dollars" means the lawful money of Canada.

                  "Canadian Entities" means the Canadian Loan Parties and the other Subsidiaries of the Parent organized in Canada.

                  "Canadian Facility" means an unsecured working capital credit facility provided by the Canadian Facility Lender in favor of Allied Canada and its Subsidiaries in an amount not to exceed the Canadian Dollar equivalent of $2,500,000 which facility and the obligations thereunder will be supported by the Canadian Facility L/C issued in favor of the Canadian Facility Lender.

                  "Canadian Facility L/C" means one or more standby Letters of Credit in an aggregate stated amount not exceeding $2,600,000 issued in favor of the Canadian Facility Lender in connection with the Canadian Facility.

                  "Canadian Facility Lender" means The Bank of Nova Scotia or any other lender reasonably acceptable to the Agents.

                  "Canadian Loan Party" means each of Allied Canada, Axis Canada Company and each other Subsidiary of the Parent organized in Canada that is a Loan Party.

                  "Canadian MEPP" means the Eastern Canada Car Carriers Pension Plan.

                  "Canadian Mortgage" means each Mortgage made by a Loan Party with respect to a Facility located in Canada.

                  "Canadian Plans" means, with respect to employees of the Canadian Entities, plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or funded, insured or uninsured, registered or unregistered to which the Canadian Entities are a party or by which the Canadian Entities are bound or under which the Canadian Entities have, or will have, any liability or contingent liability, relating to pensions, retirement or retirement savings, disability or wage or benefits continuation during periods of absence from work (including long-term disability), healthcare or dental treatments or expenses, life insurance, dependent life insurance, accidental death and dismemberment insurance, bonuses, incentive pay or compensation, performance compensation, deferred compensation, profit sharing, share purchases, share options, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary; provided, that Canadian Plans shall not include the Canadian MEPP.

                  "Canadian Security Agreements" means each of the agreements, documents and instruments set forth in Schedule 1.01(E).

                  "Canadian Security Documents" means the Canadian Security Agreement and each Canadian Mortgage.

                  "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period.

                  "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender, or the L/C Issuer or the manner in which any Lender, any Person controlling any Lender, or the L/C Issuer allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or
(ii) a transaction of the type commonly known as a "synthetic lease" (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which the payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

                  "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person under Capitalized Leases, and, for purposes hereof the amount of any such obligation shall be (i) in the case of a lease required to be capitalized on the balance sheet of such Person, the capitalized amount thereof determined in accordance with GAAP and (ii) otherwise, the amount such Person would be required to pay under such lease if it elected to terminate such lease (or, if such Person is not permitted to terminate such lease, the amount the lessor would be entitled to receive in accordance with such lease if all the property subject to such lease were destroyed).

                  "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

                  "Cash Management Bank L/C" means any standby Letter of Credit issued in favor of another commercial bank that maintains the Operating Accounts of the Borrowers and the domestic Guarantors.

                  "Change of Control" means each occurrence of any of the following:

                  (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder of beneficial ownership of more than 33% of the aggregate outstanding voting power of the Capital Stock of the Parent;

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

                  (c) the Parent shall cease, directly or indirectly, to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each other Designated Loan Party, free and clear of all Liens (other than any Liens granted hereunder or any Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable);

                  (d) except to the extent permitted pursuant to Section 7.02(c)(i), (i) any Designated Loan Party consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates with or merges into any Designated Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Designated Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Parent, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of the Parent or (B) in the case of any such transaction involving a Designated Loan Party other than the Parent, the Parent, directly or indirectly, has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity;

                  (e) Hugh E. Sawyer shall cease to be involved in the day to day operations and management of the business of the Parent, and a successor reasonably acceptable to the Agents is not appointed on terms reasonably acceptable to the Agents within 150 days of such cessation of involvement; or

                  (f) a "Change of Control" as defined in the Indenture shall have occurred or a notice of a "Change of Control Offer" under and as defined in the Indenture shall have been given.

                  "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

                  "Collateral Agent" has the meaning specified therefor in the preamble hereto.

                  "Collection Account" and "Collection Accounts" have the meanings specified therefor in Section 8.01(a).

                  "Collections" means all cash, checks, notes, instruments and any other items of payment (including, without limitation, insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds) of the Loan Parties.

                  "Collective Bargaining Agreements" means, collective bargaining agreements and related documents including benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents or trade unions by which any Loan Party or any Canadian Entity is bound or which impose any obligation upon any Loan Party or any Canadian Entity or set out the understanding of the parties with respect to the meaning of any provisions of such collective bargaining agreements.

                  "Commitments" means, with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

                  "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense and (D) amortization expense.

                  "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations, (d) non-cash expenses resulting from the grant of equity compensation to its employees, (e) any non-cash income or loss attributable to any intercompany foreign currency transactions, and (f) any non-cash income or loss attributable to any joint venture of any Person.

                  "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

                  "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation,
(i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include (x) any product warranties extended in the ordinary course of business or (y) customary indemnification agreement entered into as a part of the sale of any assets or Capital Stock permitted by this Agreement. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Contribution Agreement" means that certain Contribution Agreement, dated as of February 25, 2002, duly executed by each Loan Party, substantially in the form of Exhibit H, as such Agreement is amended, modified, restated or supplemented after the date thereof.

                  "Custodian Agreement" means that certain Custodian Agreement, dated as of the February 25, 2002, duly executed by each Loan Party, the Rolling Stock Collateral Custodian and the Collateral Agent substantially in the form of
Exhibit I, as such Agreement is amended, modified, restated or supplemented after the date thereof.

                  "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Defaulting Lender" has the meaning specified therefor in
Section 12.20.

                  "Depository Accounts" means the depository accounts in the name of the Administrative Agent for the collection of the Accounts Receivable of the Loan Parties (other than the Canadian Loan Parties) and the proceeds of any Collateral of the Loan Parties (other than the Canadian Loan Parties) pursuant to the arrangements acceptable to the Administrative Agent.

                  "Designated Loan Parties" means (i) the Borrowers, (ii) Allied Canada, (iii) each Subsidiary of the Parent set forth on Schedule 1.01(B), and
(iv) any other domestic or Canadian Subsidiary of the Parent with gross annual revenues (based upon the most recent annual financial statements of the Parent delivered pursuant to Section 7.01(a)(ii)) or total assets with a book value (based upon the most recent quarterly financial statements of the Parent delivered pursuant to Section 7.01(a)(i)) equal to or greater than $5,000,000 (or in the case of a Canadian Entity, the Dollar Equivalent thereof) that the Agents designate as a "Designated Loan Party"; provided, however, that in no event shall Haul Insurance or AH Industries be a Designated Loan Party.

                  "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (i) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Designated Loan Parties' Accounts Receivable during such period, by (ii) the Designated Loan Parties' gross billings.

                  "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts Receivable by one percentage point for each percentage point by which Dilution is in excess of 5.0%.

                  "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

                  "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

                  "Dollar Equivalent" means, with respect to an amount of Canadian Dollars on any date, the amount of Dollars that may be purchased with such amount of Canadian Dollars at the Exchange Rate applicable to Canadian Dollars on such date.

                  "Effective Date" means the date, on or before September 4, 2003, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and the initial Loans are made.

                  "Eligible Accounts Receivable" means the Accounts Receivable of each of the Designated Loan Parties which are, and at all times continue to be, acceptable to the Administrative Agent in the exercise of its reasonable business judgment. In general, an Account Receivable may, in the reasonable business judgment of the Administrative Agent, based upon its lending practices as a secured asset-based lender, be deemed to be eligible if: (i) delivery of the merchandise or the rendition of the services has been completed with respect to such Account Receivable; (ii) no return, rejection, repossession or dispute has occurred with respect to such Account Receivable, the Account Debtor has not asserted any setoff, defense or counterclaim with respect to such Account Receivable, and there has not occurred any extension of the time for payment with respect to such Account Receivable without the consent of the Administrative Agent, provided that, in the case of any dispute, setoff, defense or counterclaim with respect to an Account Receivable, the portion of such Account Receivable not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (ii); (iii) such Account Receivable is lawfully owned by a Designated Loan Party free and clear of any Lien other than in favor of the Collateral Agent for the benefit of the Lenders or any Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable and otherwise continues to be in full conformity with all representations and warranties made by a Designated Loan Party to the Agents and the Lenders with respect thereto in the Loan Documents; (iv) such Account Receivable is unconditionally payable in Dollars or in Canadian Dollars within 90 days from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or other document; (v) no more than 60 days have elapsed from the invoice due date and no more than 90 days have elapsed from the invoice date with respect to such Account Receivable; (vi) such Account Receivable is not due from an Affiliate of a Loan Party; (vii) such Account Receivable does not constitute an obligation of the United States or Canada or any other Governmental Authority (unless all steps required by the Administrative Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act or any action under any state or Canadian statute comparable to the Federal Assignment of Claims Act, have been duly taken in a manner satisfactory to the Administrative Agent); (viii) the Account Debtor (or the applicable office of the Account Debtor) with respect to such Account Receivable is located in the continental United States or Canada, unless such Account Receivable is supported by a letter of credit or other similar obligation satisfactory to the Administrative Agent; (ix) the Account Debtor with respect to such Account Receivable is not also a supplier to or creditor of a Loan Party, unless such Account Debtor has executed a no-offset letter satisfactory to the Administrative Agent, provided that the portion of such Account Receivable in excess of amounts owing to such supplier or creditor will not be ineligible solely by reason of this clause (ix); (x) not more than 50% of the aggregate amount of all Accounts Receivable of the Account Debtor with respect to such Account Receivable have remained unpaid 60 days past the invoice due date or 90 days past the invoice date; (xi) the Account Debtor with respect to such Account Receivable (A) has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or any such other law, (B) has not failed, suspended business operations generally, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs or (D) in the case of an Account Debtor who is an individual, is not an employee of a Designated Loan Party or any of its Affiliates and has not died or been declared incompetent; (xii) the otherwise Eligible Accounts Receivable of any Account Debtor does not exceed (A) with respect to any Account Debtor or its Affiliates (other than a Significant Customer or American Honda Motor Co., Inc. or Toyota Motor Company and their Affiliates), 10% of all Eligible Accounts Receivable,
(B) with respect to any two Significant Customers, 30% of all Eligible Accounts Receivable and, with respect to the other remaining Significant Customer, 40% of all Eligible Accounts Receivable, (C) with respect to the aggregate amount of otherwise Eligible Accounts Receivable from all Significant Customers, 80% of all Eligible Accounts Receivable, (D) with respect to American Honda Motor Co., Inc. and its Affiliates, 12% of all Eligible Accounts Receivable, and (E) with respect to Toyota Motor Company and its Affiliates, 12% of all Eligible Accounts Receivable, provided, that such percentages as applied to a particular Account Debtor and its Affiliates are subject to reduction by the Administrative Agent in its reasonable business judgment (based upon its lending practices as a secured asset-based lender) if the creditworthiness of such Account Debtor deteriorates; (xiii) with respect to the Accounts Receivable of the Axis Entities that are a Designated Loan Party, such Accounts Receivable shall not constitute "Eligible Accounts Receivable" hereunder until after the date on which the Agents shall have received a Field Survey and Audit of the Accounts Receivables of such Axis Entities the results of which shall be satisfactory to the Agents in their sole discretion (such date, the "Axis Effective Date"), which Field Survey and Audit will be conducted by the Administrative Agent; and (xiv) the Administrative Agent is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended and the Administrative Agent believes, in its reasonable business judgment (based upon its lending practices as a secured asset-based lender), that the prospect of collection of such Account Receivable is not impaired for any reason.

                  "Eligible Rolling Stock" means all Rolling Stock of each of the Designated Loan Parties (other than the Axis Group), that meets all of the following specifications: (i) such Rolling Stock is lawfully owned by a Designated Loan Party (other than any Axis Entity) and evidenced by a certificate of title or other similar instrument filed in the name of a Designated Loan Party (other than any Axis Entity) and is properly registered in one of the states of the United States or in Canada to such Designated Loan Party; (ii) such Rolling Stock is free and clear of any existing Lien other than a Lien in favor of the Collateral Agent for the benefit of the Lenders, which Lien shall be a perfected, first priority Lien or any Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable; (iii) such Rolling Stock otherwise continues to be in full conformity with all representations and warranties made by a Designated Loan Party to the Agents and the Lenders with respect thereto in the Loan Documents;
(iv) a Designated Loan Party has the right to grant Liens on such Rolling Stock;
(v) such Rolling Stock is in good working order, condition and repair (ordinary wear and tear excepted) and is used or usable in the ordinary course of the business of a Designated Loan Party (other than any Axis Entity), and is not obsolete, damaged, defective or otherwise unusable or unsuitable as Collateral for the Obligations; (vi) such Rolling Stock, when it is not in transit within the continental United States or Canada in the ordinary course of business, is based at one of the locations in one of the continental United States or Canada listed on Schedule 6.01(cc) or such other locations in the continental United States or Canada, as the Collateral Agent may approve in writing from time to time and, when such Rolling Stock is in transit, it is in transit within the continental United States or Canada; (vii) such Rolling Stock has not been purchased or otherwise acquired by any Designated Loan Party after the latest appraisal of the Rolling Stock conducted by the Agents pursuant to Section 7.01(f)(ii); (viii) such Rolling Stock meets, in all material respects, all applicable standards of all Motor Vehicle Laws or otherwise established by any Governmental Authority and is not subject to any licensing or similar requirement that would limit the right of the Collateral Agent to sell or otherwise dispose of such Rolling Stock; (ix) the Agents shall be satisfied, in their reasonable business judgment, that the Collateral Agent has the right to dispose of such Rolling Stock during the continuance of an Event of Default or the Agents shall otherwise be satisfied, in their reasonable business judgment, that the Collateral Agent has sufficient rights to realize upon such Rolling Stock during the continuance of an Event of Default; (x) such Rolling Stock is
(A) a specialized truck, tractor or trailer used to transport new or used automobiles and light trucks or (B) a service vehicle used by any Designated Loan Party in its ordinary course of business; provided that the

Gross Orderly Liquidation Value attributable to all such service vehicles shall not exceed $500,000; (xi) such Rolling Stock was included in the most recent appraisal conducted by the Agents pursuant to Section 7.01(f)(ii), which appraisal shall be based upon the Gross Orderly Liquidation Value of such Rolling Stock, shall be in form and substance and from an independent third party appraiser, in each case, acceptable to the Agents in their reasonable business judgment; (xii) such Rolling Stock is covered by an insurance policy of the applicable Designated Loan Party in such amounts as are acceptable to the Agents, which insurance policy provides that the Collateral Agent is the loss payee, in the case of a casualty or other loss; and (xiii) such Rolling Stock is and at all times shall otherwise continue to be acceptable to the Agents in their reasonable business judgment (based upon their lending practices as secured asset-based lenders).

                  "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other applicable and present or future federal, state, local or foreign (including, without limitation, the federal government or any province of Canada) statute, ordinance, rule, regulation, order, judgment, decree, policy, guideline, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition at, or a Release of Hazardous Materials from or onto (i) any property during the period such property is or was owned or operated by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

                  "Event of Default" means any of the events set forth in
Section 9.01.

                  "Excess Cash Flow" means, with respect to any Person for any period, (i) Consolidated EBITDA of such Person and its Subsidiaries for such period, less (ii) the sum of (A) the Consolidated Interest Expense of such Person and its Subsidiaries for such period, (B) all cash income tax expense paid by such Person and its Subsidiaries during such period, (C) all voluntary, scheduled and mandatory cash principal payments on the Loans and the Existing Term Loans made during such period (but, in the case of the Revolving Loans, only to the extent that the Total Revolving Credit Commitment is permanently reduced by the amount of such payments), and all scheduled cash principal payments on other Indebtedness of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement or the Existing Agreement, as applicable, and (D) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement or the Existing Agreement, as applicable.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Rate" means, with respect to Canadian Dollars in relation to Dollars, the spot rate of exchange for the purchase of Canadian Dollars with Dollars as published by The Wall Street Journal, Eastern Edition, on any date or, with respect to Dollars in relation to Canadian Dollars, the spot rate of exchange for the purchase of Dollars with Canadian Dollars as published by The Wall Street Journal, Eastern Edition, on any date.

                  "Existing Credit Facility" has the meaning specified therefor in the recitals hereto.

                  "Existing Financing Agreement" has the meaning specified therefor in the recitals hereto.

                  "Existing Lenders" has the meaning specified therefor in the recitals hereto.

                  "Existing Revolving Credit Facility" has the meaning specified therefor in the recitals hereto.

                  "Existing Term Loan A" has the meaning specified therefor in the recitals hereto.

                  "Existing Term Loan B" has the meaning specified therefor in the recitals hereto.

                  "Existing Term Loan C" has the meaning specified therefor in the recitals hereto.

                  "Existing Term Loan D" has the meaning specified therefor in the recitals hereto.

                  "Existing Term Loans" has the meaning specified therefor in the recitals hereto.

                  "Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business, pension plan reversions, proceeds of insurance (including proceeds of life insurance), judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof) and indemnity payments, provided that Extraordinary Receipts shall not include any proceeds described in Section 2.05(c)(v), (vi) or (viii).

                  "Facility" means each parcel of real property set forth on
Schedule 6.01(o) hereto, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

                  "Facility Termination Date" has the meaning specified therefor in Section 2.06(b).

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means, collectively, (a) the Fee Letter, dated as of February 25, 2002, among the Borrowers, the Collateral Agent and the Administrative Agent and (b) the Supplemental Fee Letter, dated as of September 4, 2003, among the Borrowers, the Collateral Agent and the Administrative Agent.

                  "Field Survey and Audit" means a field survey, audit and appraisal performed by auditors, examiners and/or appraisers selected by the Agents, at the sole cost and expense of the Borrowers, the results of which shall be acceptable by the Agents in their reasonable business judgment.

                  "Final Maturity Date" means September 4, 2007, or such earlier date on which all Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

                  "Financial Statements" means (i) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2002, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the six-month period ended June 30, 2003, and the related consolidated statement of operations, shareholder's equity and cash flows for the six-month period then ended.

                  "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31st of each year.

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

                  "Governmental Authority" means any nation or government (including, without limitation, the federal government of Canada), any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto (including, without limitation, any provincial authority of Canada) and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Gross Orderly Liquidation Value" means, with respect to the Eligible Rolling Stock, as of any date of determination, the gross orderly liquidation value thereof as determined by an independent third party appraiser acceptable to the Agents pursuant to an appraisal conducted in accordance with
Section 7.01(f)(ii), prior to any deduction for expenses.

                  "Guaranty" means (i) the guaranty of each Guarantor party hereto contained in Article XI hereof, and (ii) each guaranty substantially in the form of Exhibit A, made by a Guarantor in favor of the Collateral Agent for the benefit of the Lenders pursuant to Section 7.01(b) or otherwise.

                  "Guarantor" means (i) each Subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto, (ii) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations and (iii) with respect to Article XI, each Borrower, with respect to the Obligations of the other Borrower.

                  "Haul Insurance" means Haul Insurance Limited, a Cayman Island company.

                  "Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws, including, without limitation, any contamination, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it violates any Environmental Law;
(b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

                  "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, or commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement; provided, however, that Hedging Agreements shall not include any agreement or arrangement (i) to purchase fuel in the ordinary course of business, consistent with past practice, or (ii) contained in a customer contract entered into in the ordinary course of business, consistent with past practice, that adjusts payments based upon the cost of fuel to such Loan Party.

                  "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates to the extent such liabilities are not paid when due and payable; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan to the extent such liabilities are not paid when due and payable; and (xi) all obligations referred to in clauses

(i) through (x) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer if such Person is liable for the obligations of such partnership or joint venture.

                  "Indemnified Matters" has the meaning specified therefor in
Section 12.15.

                  "Indemnitees" has the meaning specified therefor in Section 7.01(j).

                  "Indenture" means the Indenture, dated as of September 30, 1997, between the Parent and The First National Bank of Chicago, as trustee with respect to the Senior Notes.

                  "Initial Effective Date" means February 25, 2002.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law (including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors Arrangement Act (Canada)), assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the borrowing date or the date of any continuation of such LIBOR Rate Loan, as the case may be, and ending two weeks or one, two or three months thereafter, in each case as selected by the Administrative Borrower in the applicable notice given to the Administrative Agent pursuant to Sections
2.02 or 2.11 hereof, provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period for any LIBOR Rate Loan shall end after the Final Maturity Date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

                  "Inventory" means, with respect to any Person, all goods and merchandise of such Person (including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature) used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

                  "Judgment Currency" has the meaning specified therefor in
Section 11.07.

                  "Lease" means any lease of real property to which any Loan Party is a party as lessor or lessee.

                  "L/C Issuer" means Wells Fargo Bank, National Association, or such other bank as the Administrative Agent may select in its reasonable business judgment.

                  "L/C Subfacility" means that portion of the Total Revolving Credit Commitment equal to $40,000,000.

                  "Lender" has the meaning specified therefor in the preamble hereto.

                  "Lender Default" has the meaning specified therefor in Section 12.20.

                  "Letter of Credit" has the meaning specified therefor in
Section 3.01(a).

                  "Letter of Credit Application" has the meaning specified therefor in Section 3.01(a).

                  "Letter of Credit Fee" has the meaning specified therefor in
Section 3.03(b).

                  "Letter of Credit Guaranty" means one or more guaranties indemnities or participations by the Administrative Agent in favor of the L/C Issuer guaranteeing or relating to the Borrowers' obligations to the L/C Issuer under a reimbursement agreement, Letter of Credit Application or other document in respect of any Letter of Credit.

                  "Letter of Credit Obligations" means, at any time and without duplication, the sum of (i) the Reimbursement Obligations at such time, plus
(ii) the aggregate maximum amount available for drawing under the Letters of Credit outstanding at such time, plus (iii) all amounts for which the Administrative Agent may be liable to the L/C Issuer pursuant to any Letter of Credit Guaranty.

                  "Liabilities" has the meaning specified therefor in Section 2.07.

                  "Lien" means any mortgage, deed of trust, hypothec, debenture, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                  "LIBOR" means, with respect to any Interest Period, the rate per annum determined by the LIBOR Reference Bank in New York, New York on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 2:00 p.m. (New York City time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by the Administrative Borrower in accordance with this Agreement, or, if the foregoing rate is unavailable, the rate per annum determined by the Administrative Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, in each case rounded upwards to, if necessary to the next 1/16% which determination shall be conclusive in the absence of manifest error.

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/16%) by dividing (a) LIBOR for such Interest Period by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means a Revolving Loan bearing interest calculated based upon the LIBOR Rate.

                  "LIBOR Reference Bank" means Wells Fargo Bank, National Association, its successors or any other bank designated by the Administrative Agent to the Administrative Borrower from time to time.

                  "Loan" means the Term Loan or any Revolving Loan made by an Agent or a Lender to Allied Systems pursuant to Article II hereof.

                  "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account, at the Payment Office and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

                  "Loan Document" means this Agreement, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any Letter of Credit Application, the Contribution Agreement, the Canadian Security Documents, the PPSA Filing Authorization Letter, the Fee Letter, the Custodian Agreement, any UCC Filing Authorization Letter and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

                  "Loan Party" means any Borrower or any Guarantor.

                  "Lockbox Bank" has the meaning specified therefor in Section 8.01(a).

                  "Lockboxes" has the meaning specified therefor in Section 8.01(a).

                  "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties or condition (financial or otherwise) of any Borrower or of the Loan Parties taken as a whole, (ii) the ability of any Designated Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Lenders on any of the Collateral.

                  "Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and

(ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance or properties of such Person and its Subsidiaries taken as a whole; provided, however, that Material Contracts shall not include any Collective Bargaining Agreements or any customer contract entered into in the ordinary course of business.

                  "Modifications" has the meaning specified therefor in Section 5.01(d)(i).

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), charge, deed of trust, deed to secure debt or debenture, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to the Existing Financing Agreement, Section 7.01(b), Section 7.01(n) or otherwise.

                  "Motor Vehicle Laws" shall mean all Federal (including, the federal government of Canada), state, provincial and local laws, regulations, rules and judicial or agency determinations and orders applicable to the ownership and/or operation of vehicles (including, without limitation, the Rolling Stock), or the business of the transportation of goods by motor vehicle, including, without limitation, laws, regulations, rules and judicial or agency determinations and orders promulgated or administered by the Federal Highway Administration, the Federal Motor Carrier Safety Administration, the National Highway Traffic Safety Administration, the Surface Transportation Board and other state, provincial and local Governmental Authorities with respect to vehicle safety and registration and motor carrier insurance, financial assurance, credit extension, contract carriage, tariff and reporting requirements.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

                  "Net Amount of Eligible Accounts Receivable" means the aggregate unpaid invoice amount of Eligible Accounts Receivable less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts Receivable.

                  "Net Book Value" means, with respect to any Eligible Rolling Stock, the value of such Eligible Rolling Stock (as reflected in the general ledger of such Person after customary depreciation and reserves established by such Person in good faith and in accordance with GAAP).

                  "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements).

                  "Net Orderly Liquidation Value" means, with respect to the Eligible Rolling Stock, as of any date of determination, the gross orderly liquidation value thereof as determined by an independent third party appraiser acceptable to the Agents pursuant to an appraisal conducted in accordance with
Section 7.01(f)(ii), minus deductions for expenses related to any proposed liquidation of such Eligible Rolling Stock.

                  "Non-Defaulting Lender" has the meaning specified therefor in
Section 12.20.

                  "Notice of Borrowing" has the meaning specified therefor in
Section 2.02(a).

                  "Obligations" means (i) the obligations of any Borrower to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of any Loan Document to which it is a party, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such proceeding), all Letter of Credit Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise and (ii) the obligations of any Borrower to perform or observe all of its other obligations from time to time existing under any Loan Document to which it is a party.

                  "Operating Accounts" means the operating bank accounts of the Loan Parties set forth on Schedule 8.01(a).

                  "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than (x) Capitalized Lease Obligations, (y) obligations incurred by any Loan Party with respect to any lease used for the temporary storage of Rolling Stock owned by a customer of such Loan Party, which lease is either month to month or cancelable by such Loan Party on not more than thirty (30) days notice, to the extent such obligations associated therewith are reimbursable by such customer, the aggregate amount of such obligations at any time does not exceed $1,000,000 and (z) lease payments for tractors and/or trailers to owner-operators made in the ordinary course of business, consistent with past practice.

                  "Orderly Liquidation Values" means the Gross Orderly Liquidation Value and the Net Orderly Liquidation Value.

                  "Parent" has the meaning specified therefor in the preamble hereto.

                  "Participant Register" has the meaning specified therefor in
Section 12.07(b)(v).

                  "Payment Office" means the Administrative Agent's office located at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Holder" means the directors and executive officers of the Parent on the Initial Effective Date and their spouses, lineal descendants and trusts or other similar entities established for the benefit of such individuals.

                  "Permitted Indebtedness" means:

                  (a) any Indebtedness owing to any Agent and any Lender under this Agreement and the other Loan Documents;

                  (b) any Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification the principal amount of such Indebtedness is not greater than the principal amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                  (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $1,000,000 at any time outstanding;

                  (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

                  (e)      Indebtedness permitted under Section 7.02(e);

                  (f)      Subordinated Indebtedness;

                  (g)      Indebtedness of Allied Canada under the Canadian
Facility;

                  (h) Indebtedness of the Parent or any of its Subsidiaries under any Hedging Agreement so long as such Hedging Agreements are used solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets;

                  (i) Indebtedness in respect of insurance premium finance arrangements, provided that, such Indebtedness is incurred in the ordinary course of business of a Loan Party, consistent with past practice;

                  (j) other unsecured Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time; and

                  (k) Contingent Obligations with respect to obligations not constituting Indebtedness that are permitted to be incurred under this Agreement.

                  "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's; and (vii) in the case of any Canadian Entity, investments that are substantially equivalent to the foregoing investments described in clauses (i) through (vi) above that are available in Canadian Dollars.

                  "Permitted Liens" means:

                  (a)      Liens securing the Obligations;

                  (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

                  (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (d) Liens described on Schedule 7.02(a), and the extension of maturity, refinancing or other modification of the terms thereof but not the extension of coverage thereof to other property or the increase in the principal amount of the Indebtedness secured thereby;

                  (e)      (i)      purchase money Liens on equipment acquired
or held by any Loan Party in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party other than the proceeds of such property, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $1,000,000;

                  (f) deposits and pledges securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

                  (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

                  (h)      Liens securing Indebtedness permitted by subsection
(c) of the definition of Permitted Indebtedness; and

                  (i) Liens on the unearned premiums under the insurance policies permitted to be financed under subsection (i) of the definition of Permitted Indebtedness.

                  "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

                  "Pledge Agreement" means that certain Pledge and Security Agreement, dated as of the February 25, 2002, made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders securing the Obligations and delivered to the Collateral Agent, substantially in the form of Exhibit C, as such Agreement is amended, modified, restated or supplemented after the date thereof.

                  "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 3.0%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 3.0%.

                  "PPSA" means any personal property security legislation or any similar legislation enacted in any province or federal territory of Canada or enacted by the federal government of Canada.

                  "PPSA Filing Authorization Letter" means a letter duly executed by the applicable Loan Parties authorizing the Collateral Agent to file appropriate financing statements without the signature of such Loan Party in such provincial personal property security office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Canadian Security Documents.

                  "Prepayment Premium" has the meaning specified in Section 2.06(b).

                  "Pro Rata Share" means:

                  (a) with respect to a Revolving Loan Lender's obligation to make Revolving Loans and receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations,

                  (b) with respect to a Term Loan Lender's obligation to make the Term Loan and receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan,

                  (c)      with respect to any indemnification obligations under
Section 10.05 arising from or related to the Collateral, the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's portion of the Term Loan, by
(ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations, and

                  (d) with respect to all other matters, the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's portion of the Term Loan, by
(ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's

Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations.

                  "property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Rating Agencies" has the meaning specified therefor in
Section 2.07.

                  "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Collateral Agent to the Administrative Borrower from time to time.

                  "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Reference Rate Loan" means a Loan bearing interest calculated based upon the Reference Rate.

                  "Register" has the meaning specified therefor in Section 12.07(b)(ii).

                  "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligations" means the obligation of each Borrower to reimburse the Administrative Agent or any Lender for amounts payable by the Administrative Agent or any Lender under a Letter of Credit Guaranty in respect of any drawing made under any Letter of Credit, together with interest thereon as provided in Section 2.04.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

                  "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform, with respect to the Release, threatened Release or presence of Hazardous Materials, pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. Section 9601.

                  "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

                  "Required Lenders" means Lenders whose Pro Rata Shares of the Term Loan aggregate at least 51%.

                  "Required Revolving Lenders" means Lenders whose Pro Rata Shares (calculated in accordance with clause (a) of the definition thereof) of the Total Revolving Credit Commitment aggregate at least 51%; provided, that such Lenders are composed of not less than two Lenders, which have the Revolving Credit Commitments, one of which (together with its Affiliates) holds no Term Loan.

                  "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to Allied Systems in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Revolving Loan" means a loan made by a Lender to Allied Systems pursuant to Section 2.01(a)(i).

                  "Revolving Loan Lender" means a Lender with a Revolving Credit Commitment.

                  "Revolving Loan Obligations" means any Obligations with respect to the Revolving Loans (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

                  "Rolling Stock" means all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment.

                  "Rolling Stock Collateral Custodian" has the meaning specified therefor in Section 8.04(a).

                  "Rolling Stock Depreciation Amount" means, as of any month, an amount which is calculated on a cumulative basis from the first month commencing after the date on which the Agents receive the most recent appraisal delivered pursuant to Section 7.01(f)(ii) equal to (i) the cumulative monthly depreciation with respect to all Eligible Rolling Stock of the Designated Loan Parties (excluding any Axis Entity) from the date of the most recent appraisal delivered to the Agents pursuant to Section 7.01(f)(ii) and in accordance with GAAP, multiplied by (ii) a fraction (A) the numerator of which is equal to the Gross Orderly Liquidation Value of all such Eligible Rolling Stock as at the time of the most recent appraisal and (B) the denominator of which is equal to the Net Book Value of all such Eligible Rolling Stock as at the time of such appraisal. The monthly depreciation amount of the Eligible Rolling Stock shall be determined by depreciating such Eligible Rolling Stock no more slowly and to a residual value no greater than that resulting from the method set forth on
Schedule 1.01(C) hereto.

                  "Ryder Litigation" means the following lawsuits: (a) Gateway Development & Manufacturing, Inc. v. Commercial Carriers, Inc. et al, Index No. 1997/8920 and Commercial Carriers, Inc. v. Gateway Development & Manufacturing, Inc., Index No. I 2000/8184, each in the Supreme Court of Erie County of the State of New York, and (b) Ryder Systems, Inc. v. Allied Holdings, Inc., AH Acquisition Corp. and Allied Automotive Group, Inc., Case No. 01-3553-CIV-Marra, in the United States District Court for the Southern District of Florida.

                  "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  "Securitization" has the meaning specified therefor in
Section 2.07.

                  "Securitization Parties" has the meaning specified therefor in
Section 2.07.

                  "Security Agreement" means that certain Security Agreement, dated as of February 25, 2003, made by each Loan Party in favor of the Collateral Agent for the benefit of the Lenders securing the Obligations and delivered to the Collateral Agent, substantially in the form of Exhibit B-1, as such Agreement is amended, modified, restated or supplemented after the date thereof.

                  "Senior Leverage Ratio" means, for any fiscal quarter of the Parent and its Subsidiaries, the ratio of (i) the sum of the outstanding principal amount of all Loans and Capitalized Lease Obligations of the Parent and its Subsidiaries and the undrawn amount of all Letter of Credit Obligations as of the last day of such quarter to (ii) Consolidated EBITDA of the Parent and its Subsidiaries for the twelve (12) consecutive month period ending at the end of such quarter.

                  "Senior Notes" means the 8-5/8% Senior Notes Due 2007 governed by the Indenture.

                  "Settlement Period" has the meaning specified therefor in
Section 2.02(d)(i) hereof.

                  "Significant Customers" means Ford Motor Company, General Motors Corporation and DaimlerChrysler Corporation and their Affiliates.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which are satisfactory to the Agents and which has been expressly subordinated in right of payment to all Obligations (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Agents, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Agents.

                  "Subordinated Term Loan D Lenders" has the meaning specified therefor in the recitals hereto.

                  "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. For purposes of the Agreement and the other Loan Documents, Haul Insurance shall be deemed not to be a Subsidiary of the Parent or any other Loan Party.

                  "Term Loan" means, collectively, the loans made by the Term Loan Lenders to Allied Systems on the Effective Date pursuant to Section 2.01(a)(ii).

                  "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan to Allied Systems in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Term Loan Lender" means a Lender with a Term Loan Commitment.

                  "Term Loan Obligations" means any Obligation with respect to the Term Loan (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

                  "Termination Event" means (i) a Reportable Event with respect to any Employee Plan that would reasonably be expected to have a Material Adverse Effect, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code that would reasonably be expected to have a Material Adverse Effect, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under
Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

                  "Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the Collateral Agent, delivered to the Collateral Agent.

                  "Total Commitment" means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

                  "Total Enterprise Value" means the business or enterprise value of the Designated Loan Parties as determined by an independent third party appraiser acceptable to the Collateral Agent.

                  "Total Revolving Credit Commitment" means the sum of the amounts of the Lenders' Revolving Credit Commitments.

                  "Total Term Loan Commitment" means the sum of the amounts of the Lenders' Term Loan Commitments.

                  "UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the reasonable business judgment of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage.

                  "Uniform Commercial Code" has the meaning specified therefor in Section 1.03.

                  "Unused Line Fee" has the meaning specified therefor in
Section 2.06(a).

                  "WARN" has the meaning specified therefor in Section 6.01(i).

                  Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

                  Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

                  Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

                  Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                                    (i)      each Revolving Loan Lender
severally agrees to make Revolving Loans to Allied Systems at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment; and

                                    (ii)     each Term Loan Lender severally
agrees to make the Term Loan to Allied Systems on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Term Loan Commitment;

                           (b) Notwithstanding the foregoing:

                                    (i)      The aggregate principal amount of
Revolving Loans outstanding at any time to Allied Systems shall not exceed the lower of (A) the difference between (x) the Total Revolving Credit Commitment and (y) the aggregate Letter of Credit Obligations and (B) the difference between (x) the then current Borrowing Base and (y) the aggregate Letter of Credit Obligations. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, Allied Systems may borrow, repay and reborrow, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                                    (ii)     The aggregate principal amount of
the Term Loan made on the Effective Date shall not exceed the Total Term Loan Commitment.

                                    (iii)    Any principal amount of the Term
Loan which is repaid or prepaid may not be reborrowed.

                                    (iv)     The aggregate principal amount of
the Loans and Letter of Credit Obligations shall not at any time exceed (A) an amount equal to (x) three and one quarter (3.25) multiplied by (y) the Consolidated EBITDA of the Parent and its Subsidiaries for the most recently completed twelve months after giving effect, if any, to the pro forma adjustments set forth in Schedule 2.01(b)(iv) or (B) the maximum principal amount of Indebtedness which is permitted to be incurred by the Parent and its Subsidiaries under clause (i) of the second paragraph of Section 4.09 of the Indenture less all outstanding Capital Lease Obligations (as defined in the Indenture) incurred under such clause (i).

                           (c) Notwithstanding Section 2.01(a) above, the Loan
Parties hereby acknowledge, confirm and agree that (i) immediately prior to the effectiveness of this Agreement, (A) the outstanding principal amount of Existing Term Loan A is equal to

 $3,497,690.36, (B) the outstanding principal amount of Existing Term Loan B is equal to $21,388,443.27, (C) the outstanding principal amount of Existing Term Loan C is equal to $11,874,588.58, (D) the outstanding principal amount of the Existing Term Loan D (plus accrued and unpaid interest thereon) is equal to $29,457,187.52, (E) the outstanding principal amount of loans under the Existing Revolving Credit Facility is equal to $36,541,135.36 (all of such indebtedness being hereinafter collectively referred to as the "Existing Facility Indebtedness"), and (F) the aggregate maximum amount available for drawing under the outstanding Letters of Credit issued under the Existing Financing Agreement is equal to $20,864,847; and (ii) such Existing Facility Indebtedness (other than the Existing Term Loan D) shall not be repaid in connection with the effectiveness of this Agreement, but shall constitute a portion of the Loans outstanding hereunder as of the effectiveness of this Agreement.

                  Section 2.02 Making the Loans. (i) The Administrative Borrower shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit D hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is five (5) Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, provided, that such Notice of Borrowing shall be received by the Administrative Agent, (x) in the case of a borrowing consisting of a Reference Rate Loan, not later than 12:00 noon (New York City time) on the borrowing date of the proposed Reference Rate Loan, and (y) in the case of a borrowing consisting of LIBOR Rate Loans, not later than 12:00 noon (New York City time) on a date that is three (3) Business Days prior to the proposed borrowing). Such Notice of Borrowing shall be irrevocable and shall specify (A) the principal amount of the proposed Loan (which, in the case of a LIBOR Rate Loan, must be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof), (B) in the case of a Revolving Loan, whether such Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (C) in the case of Loans requested on the Effective Date, whether such Loan is requested to be a Revolving Loan or the Term Loan, (D) the use of the proceeds of such proposed Loan and (E) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan must be the Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from Allied Systems (or from any Authorized Officer thereof designated in writing purportedly from the Allied Systems to the Administrative Agent). Allied Systems hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of Allied Systems until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

                           (b) Each Notice of Borrowing pursuant to Section
2.02(a)(i) shall be irrevocable and Allied Systems shall be bound to make a borrowing in accordance therewith. Each Revolving Loan that is a LIBOR Rate Loan shall be made in a minimum amount of

$1,000,000 and in integral multiples of $500,000 in excess thereof. No more than five (5) Interest Periods in the aggregate for Allied Systems may exist at any one time.

                           (c) (i) Except as otherwise provided in this
subsection 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment and the Total Term Loan Commitments, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                               (ii) Notwithstanding any other provision of this
Agreement, and in order to reduce the number of fund transfers among Allied Systems, the Agents and the Lenders, Allied Systems, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and Allied Systems and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Lenders with a Revolving Loan Commitment, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.02(d); provided, however, that (a) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of the proposed Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section
5.02 have been satisfied. If either (x) Allied Systems gives a Notice of Borrowing requesting a Revolving Loan that is a LIBOR Rate Loan or (y) the Administrative Agent elects not to fund a requested Revolving Loan that is a Reference Rate Loan on behalf of such Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Administrative Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of the Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the ADMINISTRATIVE Agent, in immediately available funds, in the Administrative Agent's Account no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m.) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to Allied Systems on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent in the Administrative Agent's Account or the amount funded by the Administrative Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by Allied Systems.

                               (iii) If the Administrative Agent has notified
the Revolving Loan Lenders that the Administrative Agent, on behalf of such Revolving Loan Lenders, will fund a particular Revolving Loan pursuant to subsection 2.02(c)(ii), the Administrative Agent may assume that each Revolving Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to Allied Systems on such day. If the Administrative Agent makes such corresponding amount available to Allied Systems and such corresponding amount is not in fact made available to the Administrative Agent by any Revolving Loan Lender, such Revolving Loan Lender and the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the rate applicable to such Revolving Loan. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to Allied Systems shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent may immediately charge the Loan Account for such amount. In the event that the Administrative Agent does not charge the Loan Account, Allied Systems shall, upon demand by the Administrative Agent, repay such amount to the Administrative Agent for its own account.

                           (iv) Nothing in this subsection 2.02(c) shall be
deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or Allied Systems may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

                  (d)(i) With respect to each LIBOR Rate Loan, on the first and the last date of each Interest Period, and with respect to all periods for which the Administrative Agent, on behalf of the Revolving Loan Lenders, has funded Revolving Loans that are Reference Rate Loans pursuant to subsection 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender's initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against Allied Systems for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this subsection 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

                           (ii) In the event that any Revolving Loan Lender
fails to make any payment required to be made by it pursuant to subsection 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the rate applicable to such Revolving Loan. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to Allied Systems shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent may immediately charge the Loan Account for such amount. In the event that the Administrative does not charge the Loan Account, Allied Systems shall, upon demand by the Administrative Agent, pay such corresponding amount to the Administrative Agent for its own account. Nothing in this subsection 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or Allied Systems may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

                  Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date.

                           (b) (i) The outstanding principal of the Term Loan
shall be repayable in quarterly installments, on the last day of each January, April, July and October commencing on October 31, 2003 and ending on the Final Maturity Date, consisting of (A) sixteen (16) installments, each in an amount equal to $3,375,000, followed by (B) one (1) installment, in the amount equal to $46,000,000; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan.

                           (c) Each Lender shall maintain in accordance with
its usual practice an account or accounts evidencing the Indebtedness of Allied Systems to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                           (d) The Administrative Agent shall maintain
accounts in which it shall record (i) the amount of each Loan made hereunder,
(ii) the amount of any principal or interest due and payable or to become due and payable from Allied Systems to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                           (e) The entries made in the accounts maintained
pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Allied Systems to repay the Loans in accordance with the terms of this Agreement.

                           (f) Any Lender may request that Loans made by it be
evidenced by a promissory note. In such event, Allied Systems shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to Allied Systems. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  Section 2.04 Interest. (a) Revolving Loans. Subject to the terms of this Agreement, at the option of the Administrative Borrower, each Revolving Loan shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the greater of (x) the Reference Rate plus 1.50% and (y) 6.50%. Each Revolving Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the greater of (x) LIBOR for the Interest Period in effect for such Revolving Loan plus 4.50% and (y) 6.50%.

                           (b) Term Loan. The Term Loan shall bear interest on
the principal amount thereof from time to time outstanding, from the date of the Term Loan until such principal amount becomes due, at a rate per annum equal to the Applicable Interest Rate.

                           (c) Default Interest. To the extent permitted by law,
upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans and all other Obligations, including, without limitation, fees, indemnities and outstanding Reimbursement Obligations, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate applicable to the applicable Obligations.

                           (d) Interest Payment. Interest on each Loan shall be
payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due hereunder with respect to the Obligations.

                           (e) General. All interest shall be computed on the
basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

                  Section 2.05 Reduction of Commitment; Prepayment of Loans.

                           (a) Reduction of Commitments.

                                    (i)      Revolving Credit Commitments. The
Total Revolving Credit Commitment shall terminate on the Final Maturity Date. Subject to Section 2.06(b), Allied Systems may, without premium or penalty, reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02, (C) the Letter of Credit Obligations at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn. Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), shall be made by providing not less than five (5) Business Days' prior written notice to the Administrative Agent and shall be irrevocable. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Revolving Loan Lender proportionately in accordance with its Pro Rata Share thereof.

                                    (ii)     Term Loan. The Total Term Loan
Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.

                           (b) Optional Prepayment.

                                    (i)      Revolving Loans. Subject to Section
2.06(b), Allied Systems may prepay without penalty or premium the principal of any Revolving Loan, in whole or in part.

                                    (ii)     Term Loan. Subject to Section
2.06(b) and after the first anniversary of the Effective Date, Allied Systems may, upon at least five (5) Business Days' prior written notice to the Agents, prepay without penalty or premium the principal of the Term Loan, in whole or in part, if, immediately after giving effect to such prepayment, Availability is greater than $15,000,000. Each prepayment made pursuant to this clause (b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity.

                           (c) Mandatory Prepayment.

                                    (i)      Allied Systems will, upon demand by
the Administrative Agent (which demand may be made by the Administrative Agent or be required to be made at the request of the Required Lenders or the Required Revolving Lenders), immediately prepay the Revolving Loans at any time when the aggregate principal amount of all Revolving Loans plus the outstanding amount of all Letter of Credit Obligations exceeds the Borrowing Base, to the full extent of any such excess. On each day that any Revolving Loans or Letter of Credit Obligations are outstanding, Allied Systems shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans and Letter of Credit Obligations outstanding on such day. If at any time after Allied Systems shall have complied with the first sentence of this Section 2.05(c)(i), the aggregate Letter of Credit Obligations is greater than the then current Borrowing Base, Allied Systems shall provide cash collateral to the Administrative Agent in an amount equal to 110% of such excess, which cash collateral shall be deposited in the Letter of Credit Collateral Account and, provided that no Event of Default shall have occurred and be continuing, returned to Allied Systems, at such time as the aggregate Letter of Credit Obligations plus the aggregate principal amount of all outstanding Revolving Loans no longer exceeds the then current Borrowing Base.

                                    (ii)     Allied Systems will immediately
prepay the outstanding principal amount of the Term Loan in the event that the Total Revolving Credit Commitment is terminated for any reason.

                                    (iii)    The Administrative Agent shall on
each Business Day apply all funds transferred to or deposited in the Administrative Agent's Account, to the payment, in whole or in part, of the outstanding principal amount of the Revolving Loans.

                                    (iv)     Within ten (10) days of delivery to
the Agents and the Lenders of audited annual financial statements pursuant to
Section 7.01(a)(ii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2003 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(ii), ten (10) days after the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(ii), Allied Systems shall prepay the outstanding principal amount of the Loans in an amount equal to 50% of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year, provided, however, that any payments required to be made under this paragraph (c)(iv) shall be applied as set forth in Section 2.05(d). Notwithstanding the foregoing provisions, if the excess of (AA) the Borrowing Base over (BB) the sum of the aggregate outstanding principal amount of all Revolving Loans and all Letter of Credit Obligations would be less than $15,000,000 immediately after giving effect to any prepayment required under this paragraph (c)(iv) (the amount by which such excess is less than $15,000,000, the "Availability Deficiency"), Allied Systems shall not be required to make any prepayment required under this paragraph (c)(iv) to the extent such payment results in an Availability Deficiency and the Administrative Agent shall establish a reserve against the Borrowing Base in an amount equal to the amount that would have otherwise been payable by Allied Systems pursuant to this paragraph (c)(iv), with such prepayment amounts to be paid and such corresponding amount of the Borrowing Base reserve to be reduced from time to time if, immediately after giving effect thereto, no Availability Deficiency would exist.

                                    (v)      Within one (1) Business Day
following any Disposition (including any Disposition of the Capital Stock or assets of any Axis Entity) by any Loan Party or its Subsidiaries pursuant to
Section 7.02(c)(ii), the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the Net Cash Proceeds received exceeds (A) $25,000 in any individual Disposition or (B) $1,000,000 in the aggregate for all Dispositions occurring after the Effective Date. Nothing contained in this paragraph (v) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c). Any payments required to be made under this paragraph (v) shall be applied as set forth in Section 2.05(d).

                                    (vi)     Within one (1) Business Day
following the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in clauses
(a), (b), (c), (d), (e), (g), (h), (i), (j) and (k) of the definition of Permitted Indebtedness), or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock (other than in connection with Capital Stock issued pursuant to the Parent's employee stock purchase plans or long term incentive plans), the Borrowers shall prepay the outstanding amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this paragraph (c)(vi) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement. Any payments required to be made under this paragraph (c)(vi) shall be applied as set forth in Section 2.05(d).

                                    (vii)    Upon the receipt by any Loan Party
or any of its Subsidiaries of any Extraordinary Receipts after the Effective Date in excess of $200,000 in any one instance or $500,000 in the aggregate, the Borrowers shall prepay the outstanding principal of the Loans in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts. Any payments required to be made under this paragraph (c)(vii) shall be applied as set forth in Section 2.05(d).

                                    (viii)   Simultaneously with the receipt by
any Loan Party or any of its Subsidiaries of any foreign, United States, state or local tax refund (other than tax refunds received prior to the first anniversary of the Effective Date) in excess of $200,000 in any one instance or $500,000 in the aggregate, the Borrowers shall prepay the outstanding amount of the Loans in an amount equal to 100% of the net proceeds received. Any payments required to be made under this paragraph (c)(viii) shall be applied as set forth in Section 2.05(d).

                           (d) Application of Payments. In the absence of an
Event of Default, the prepayment proceeds shall be applied as follows:

                                    (i)      if the proceeds are from any
Disposition of any Account Receivable, Inventory or Rolling Stock or any insurance policy or condemnation award with respect to Inventory or Rolling Stock, such proceeds shall be applied to the Revolving Loans until paid in full;

                                    (ii)     [intentionally omitted].

                                    (iii)    if the proceeds are from any
Disposition of any Facility, any other assets of the Loan Parties not described in clause (i) above or any life insurance policy issued for the benefit of Parent or any of its Subsidiaries, such proceeds shall be applied, first, to the Term Loan until paid in full, second, to the Revolving Loans until paid in full (and if the payment is from the proceeds of a Disposition of a Facility, the Total Revolving Credit Commitment shall be reduced by an amount equal to such amount of proceeds applied to the Revolving Loans hereunder) and third, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full;

                                    (iv)     if the proceeds are from a
Disposition of all or substantially all of the assets or Capital Stock of any Person (including the proceeds as a result of a Disposition of the Capital Stock or assets of any Axis Entity) or any insurance which Disposition or proceeds of insurance includes both (x) Accounts Receivable, Inventory or Rolling Stock and
(y) other assets, such proceeds shall be applied as follows: (1) an amount equal to the Net Book Value, or if greater, an amount equal to the amount of Revolving Loans supported by such assets determined using the effective advance rate under the Borrowing Base against such Accounts Receivable, Inventory and Rolling Stock (determined at the time of such Disposition or event resulting in such insurance proceeds) shall be applied to the Revolving Loans until paid in full and (2) the remaining proceeds shall be applied first, to the Term Loan until paid in full, second, to the Revolving Loans until paid in full and third, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full;

                                    (v)      if the proceeds are from Excess
Cash Flow pursuant to paragraph (c)(iv) above, such proceeds shall be applied, first, to the Term Loan until paid in full, second, to the Revolving Loans until paid in full and third, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full;

                                    (vi)     if the proceeds are from any event
set forth in Section 2.05(c)(vi), (c)(vii) (other than proceeds from the Ryder Litigation) or (c)(viii), such proceeds shall be applied first, to the Term Loan until paid in full, second, to the Revolving Loans until paid in full and third, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full; and

                                    (vii)    if the proceeds are from the Ryder
Litigation, such proceeds shall be applied as follows: the first $3,000,000 in the aggregate from the Effective Date to the Revolving Loans until paid in full and then, the remainder to the Term Loan until paid in full;

                  Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity.

                           (e) Interest and Fees. Any prepayment made pursuant
to this Section 2.05 (other than prepayments made pursuant to paragraphs (c)(i) and (c)(iii) of this Section 2.05) shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to
Section 2.06.

                           (f) Cumulative Prepayments. Except as otherwise
expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

                  Section 2.06 Fees.

                           (a) Unused Line Fee. From and after the Effective
Date and until the Final Maturity Date, Allied Systems shall pay to the Administrative Agent for the account of the Revolving Loan Lenders, in accordance with a written agreement among such Revolving Loan Lenders, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.50% on the excess, if any, of the Total Revolving Credit Commitment over the sum of the average principal amount of all Revolving Loans and Letter of Credit Obligations outstanding from time to time and shall be payable monthly in arrears on the first day of each month commencing September 1, 2003.

                           (b) Early Termination by the Borrowers. If the Total
Revolving Credit Commitment is terminated and all Obligations are paid in full (the first date on which the Total Revolving Credit Commitment is terminated and all Obligations are paid in full is hereafter referred to as the "Facility Termination Date") prior to the third anniversary of the Effective Date, Allied Systems shall pay to the Administrative Agent for the account of the Lenders an amount equal to: (i) $3,800,000, if the Facility Termination Date occurs at any time from the Effective Date until and including the first anniversary of the Effective Date, (ii) $1,900,000, if the Facility Termination Date occurs at any time after the first anniversary of the Effective Date until and including the second anniversary of the Effective Date, and (iii) $950,000, if the Facility Termination Date occurs at any time after the second anniversary of the Effective Date until and including the day prior to the third anniversary of the Effective Date (such amount referred to herein as the "Prepayment Premium"). In the event the Facility Termination Date occurs at any time prior to the third anniversary of the Effective Date, for any other reason, including, without limitation, (A) as a result of the occurrence of an Event of Default, (B) foreclosure and sale of Collateral, (C) sale of the Collateral in any Insolvency Proceeding, or (D) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, Allied Systems shall pay the Prepayment Premium to the Lenders, measured as of the date the Facility Termination Date shall occur.

                           (c) Fee Letter Fees. In addition to the fees set
forth in this Agreement, Allied Systems agrees to pay to the Agents the fees set forth in the Fee Letter in the amounts and on the dates set forth in the Fee Letter.

                  Section 2.07 Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Loan Parties and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

                  Section 2.08 Taxes. (a) All payments made with respect to the Obligations by any Loan Party hereunder or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or additional amounts, excluding taxes on the net income of, and branch profit taxes of, any Lender, any Agent or the L/C Issuer imposed by the jurisdiction in which such Lender, such Agent or the L/C Issuer is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions, conditions, interest, penalties and additional amounts being hereinafter collectively referred to as "Taxes"). If any Loan Party shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Loan Document,

                                    (i)      the amount so payable shall be
increased so that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) the Lenders, the Agents or the L/C Issuer, as the case may be, receive an amount equal to the sum they would have received had no such deduction or withholding been made,

                                    (ii)     the Loan Parties shall make such
deduction or withholding,

                                    (iii)    the Loan Parties shall pay the full
amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

                                    (iv)     as promptly as possible thereafter,
the Loan Parties shall send the Lenders, the Agents and the L/C Issuer an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders, the Agents or the L/C Issuer, as the case may be) evidencing payment of the amounts so deducted or withheld. In addition, the Loan Parties agree to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Letters of Credit or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

                           (b) The Loan Parties hereby jointly and severally
indemnify and agree to hold the Lenders, the Agents and the L/C Issuer harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by any Lender, any Agent or the L/C Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Lender, any such Agent or the L/C Issuer makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes or Other Taxes.

                           (c) Each Lender that is organized in a jurisdiction
outside the United States hereby agrees that it shall, no later than the Effective Date or, in the case of a Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, the date upon which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Administrative Borrower or any Agent, but only if such Lender is legally able to do so) deliver to the Administrative Borrower and the Agents either (i) two accurate, complete and signed copies of either (x) U.S. Internal Revenue Service Form W-8ECI or successor form, or (y) U.S. Internal Revenue Service Form W-8BEN or successor form, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of interest hereunder, free from withholding of United States Federal income tax or
(ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code, (x) a certificate to the effect that such Lender is (A) not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) not a "10 percent shareholder" of any Loan Party within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or successor form.

                           (d) If the Loan Parties fail to perform any of their
obligations under this Section 2.08, the Loan Parties shall indemnify the Lenders, the Agents and the L/C Issuer for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  Section 2.09 LIBOR Not Determinable; Illegality or Impropriety. (a) In the event, and on each occasion, that on or before the day on which LIBOR is to be determined for a borrowing that is to include LIBOR Rate Loans, the Administrative Agent has determined in good faith that, or has been advised by the Collateral Agent or the Required Lenders that, (i) LIBOR cannot be reasonably determined for any reason, (ii) LIBOR will not adequately and fairly reflect the cost of maintaining LIBOR Rate Loans or
(iii) Dollar deposits in the principal amount of the applicable LIBOR Rate Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Revolving Loan Lenders' LIBOR Rate Loans are then being conducted, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Administrative Borrower and the other Lenders. In the event of any such determination, any request by the Administrative Borrower for a LIBOR Rate Loan pursuant to Section 2.02 shall, until, (i) in the case of such a determination by the Collateral Agent or the Required Lenders, the Administrative Agent has been advised by the Collateral Agent or the Required Lenders and the Administrative Agent has so advised the Administrative Borrower that, or (ii) in the case of a determination by the Administrative Agent, the Administrative Agent has advised the Administrative Borrower and the other Lenders that, the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Rate Loan. Each determination by the Administrative Agent, the Collateral Agent and/or the Required Lenders hereunder shall be conclusive and binding absent manifest error.

                           (b) In the event that it shall be unlawful or
improper for any Revolving Loan Lender to make, maintain or fund any LIBOR Rate Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Administrative Agent and Allied Systems describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Revolving Loan Lender to make LIBOR Rate Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Revolving Loan Lender shall notify the Administrative Agent and Allied Systems. If any such change shall make it unlawful or improper for any Revolving Loan Lender to maintain any outstanding LIBOR Rate Loan as a LIBOR Rate Loan, such Revolving Loan Lender shall, upon the happening of such event, notify the Administrative Agent and Allied Systems, and Allied Systems shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, at the end of the then current Interest Period for such LIBOR Rate Loan, convert each such LIBOR Rate Loan into a Reference Rate Loan.

                  Section 2.10 Indemnity. (a) The Loan Parties hereby jointly and severally indemnifies each Revolving Loan Lender against any loss or expense that such Revolving Loan Lender actually sustains or incurs (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Rate Loan, and including loss of anticipated profits) as a consequence of (i) any failure by the Loan Parties to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (ii) any failure by Allied Systems to borrow any LIBOR Rate Loan hereunder, to convert any Reference Rate Loan into a LIBOR Rate Loan or to continue a LIBOR Rate Loan as such after notice of such borrowing, conversion or continuation has been given pursuant to Section 2.02 or 2.11 hereof, (iii) any payment, prepayment (mandatory or optional) or conversion of a LIBOR Rate Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any LIBOR Rate Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of anticipated profits) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Rate Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Revolving Loan Lender, of (i) its cost of obtaining the funds for the Loan being paid or prepaid or converted or continued or not borrowed or converted or continued (based on LIBOR applicable thereto) for the period from the date of such payment, prepayment, conversion, continuation or failure to borrow, convert or continue on the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow, convert or continue) over (ii) the amount of interest (as reasonably determined by such Revolving Loan Lender) that would be realized by such Revolving Loan Lender in re-employing the funds so paid, prepaid, converted or continued or not borrowed, converted or continued for such Interest Period. A certificate of any Revolving Loan Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10 and the basis for the determination of such amount or amounts shall be delivered to the Administrative Borrower and shall be conclusive and binding absent manifest error.

                           (b) Notwithstanding paragraph (a) of this Section
2.10, the Administrative Agent will use reasonable efforts to minimize or reduce any such loss or expense resulting from the mandatory prepayments required by
Section 2.05 of this Agreement by applying all payments and prepayments to Reference Rate Loans prior to any application of payments to LIBOR Rate Loans.

                  Section 2.11 Continuation and Conversion of Loans. Subject to
Section 2.09 hereof, Allied Systems shall have the right, at any time, on three
(3) Business Days prior irrevocable written notice to the Administrative Agent, to continue any LIBOR Rate Loan, or any portion thereof, into a subsequent Interest Period or to convert any Reference Rate Loan or portion thereof into a LIBOR Rate Loan, or on one (1) Business Day prior irrevocable written notice to the Administrative Agent, to convert any LIBOR Rate Loan or portion thereof into a Reference Rate Loan, subject to the following:

                           (a) no LIBOR Rate Loan may be continued as such and
no Reference Rate Loan may be converted into a LIBOR Rate Loan, when any Event of Default or Default shall have occurred and be continuing at such time,

                           (b) in the case of a continuation of a LIBOR Rate
Loan as such or a conversion of a Reference Rate Loan into a LIBOR Rate Loan, the aggregate principal amount of such LIBOR Rate Loan shall not be less than $1,000,000 and in multiples of $500,000 if in excess thereof;

                           (c) any portion of a Loan maturing or required to be
repaid in less than two weeks may not be converted into or continued as a LIBOR Rate Loan; and

                           (d) if any conversion of a LIBOR Rate Loan shall be
effected on a day other than the last day of an Interest Period, Allied Systems shall reimburse each Revolving Loan

Lender on demand for any loss incurred or to be incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in
Section 2.10 hereof.

In the event that Allied Systems shall not give notice to continue any LIBOR Rate Loan into a subsequent Interest Period, such Loan shall automatically become a Reference Rate Loan at the expiration of the then current Interest Period.

                                   ARTICLE III

                                LETTERS OF CREDIT

                  Section 3.01 Letter of Credit Guaranty. In order to assist Allied Systems in establishing or opening standby letters of credit, which shall not have expiration dates later than the Final Loan Maturity Date (each a "Letter of Credit"), with the L/C Issuer, Allied Systems has requested the Administrative Agent to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Administrative Agent's credit to that of Allied Systems, and the Administrative Agent has agreed to do so. These arrangements shall be coordinated by the Administrative Agent, subject to the terms and conditions set forth below. The Administrative Agent shall not be required to be the issuer of any Letter of Credit. Allied Systems will be the account parties for the application for each Letter of Credit, which shall be in form and substance satisfactory to the Administrative Agent and the L/C Issuer or on a computer transmission system approved by the Administrative Agent and the L/C Issuer, or such other written form or computer transmission system as may from time to time be approved by the Administrative Agent and the L/C Issuer, and shall be duly completed in a manner and at a time reasonably acceptable to the Administrative Agent, together with such other certificates, agreements, documents and other papers and information as the Administrative Agent and the L/C Issuer may reasonably request, which shall include, without limitation, the requested date of issuance and the name and address of the beneficiary (the "Letter of Credit Application"). In the event of any conflict between the terms of any Letter of Credit Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

                           (b) The aggregate Letter of Credit Obligations shall
not exceed the lowest of (i) the difference between (A) the Total Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Loans then outstanding, (ii) the difference between (A) the Borrowing Base and (B) the aggregate principal amount of all Revolving Loans then outstanding, and (iii) the L/C Subfacility. In addition, the terms and conditions of all Letters of Credit and all changes or modifications thereof by the Borrowers and/or the L/C Issuer shall in all respects be subject to the prior approval of the Administrative Agent in its reasonable business judgment; provided, however, that (i) the expiry date of all Letters of Credit shall be no later than the Final Maturity Date and (ii) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer.

                           (c) If the Administrative Agent is obligated to
advance funds under a Letter of Credit, the Administrative Agent may immediately reimburse such disbursement by charging the Loan Account as set forth below. In the event that the Administrative Agent does not charge the Loan Account, Allied Systems shall, upon demand by the Administrative Agent, immediately reimburse such disbursement to the Administrative Agent by paying to it an amount equal to such disbursement not later than 12:00 noon (New York City time) on the date that such disbursement is made, if Allied Systems shall have received written or telephonic notice of such disbursement prior to 11:00 a.m. (New York City time) on such date, or, if such notice has not been received by Allied Systems prior to such time on such date, then no later than 12:00 noon (New York City time) on the Business Day that Allied Systems receives such notice, if such notice is received prior to 11:00 a.m. (New York City time) on the date of receipt. In the absence of such reimbursement, the Administrative Agent shall have the right, without notice to Allied Systems, to charge the Loan Account with the amount of such disbursement and the Administrative Agent shall have the right, without notice to Allied Systems, to charge the Loan Account with the amount of any and all other Indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agents or the Revolving Loan Lenders under the Letter of Credit Guaranty or incurred by the L/C Issuer with respect to a Letter of Credit at the earlier of (i) payment by the Administrative Agent or the Revolving Loan Lenders under the Letter of Credit Guaranty or (ii) the occurrence of any Default or Event of Default. Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to Allied Systems, funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to
Section 2.02 of this Agreement. Any charges, fees, commissions, costs and expenses charged to the Administrative Agent for Allied Systems' account by the L/C Issuer in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account in full when charged to or paid by the Administrative Agent and, when charged, shall be conclusive on Allied Systems absent manifest error. Each of the Revolving Loan Lenders and Allied Systems agrees that the Administrative Agent shall have the right to make such charges regardless of whether any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. If any such reimbursement of disbursements made by the Administrative Agent is not made by the Administrative Agent by charging the Loan Account and Allied Systems requests and is entitled to obtain a Revolving Loan to reimburse such disbursements on the date such reimbursement is due, such reimbursement shall be made no later than the time that the Administrative Agent makes the proceeds of the Revolving Loan available to Allied Systems.

                           (d) Allied Systems understands that the Letter of
Credit Guaranties may require the Lenders to indemnify the L/C Issuer for certain costs or liabilities arising out of claims by Allied Systems against such L/C Issuer. Allied Systems unconditionally indemnifies each Agent and each Lender and holds each Agent and each Lender harmless from any and all loss, claim or liability incurred by any Agent or any Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the Collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by the L/C Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the L/C Issuer, any Agent or any Lender as determined by a final judgment of a court of competent jurisdiction. Allied Systems further agrees to hold each Agent and each Lender harmless from any errors or omission, negligence or misconduct by the L/C Issuer. Allied Systems agrees to be bound by the L/C Issuer's regulations and interpretations of any Letter of Credit that is the subject of a Letter of Credit Guaranty and opened to or for Allied Systems account or by the Administrative Agent's interpretations of any

Letter of Credit issued for Allied Systems account, even though such interpretation may be different from Allied Systems' own, and Allied Systems understands and agrees that the Lenders, the Agents and the L/C Issuer shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Allied Systems' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Allied Systems' unconditional obligations to each Agent, each Lender and the L/C Issuer with respect to Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of such Agent's, such Lender's or the L/C Issuer's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrowers agree that any charges incurred by the Administrative Agent or the L/C Issuer for the Borrowers' account hereunder may be charged to the Loan Account.

                           (e) Upon any payments made to the L/C Issuer under
the Letter of Credit Guaranty, the Agents or the Revolving Loan Lenders, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Revolving Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by Allied Systems in favor of the L/C Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agents and the Revolving Loan Lenders and apply in all respects to the Agents and the Revolving Loan Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

                  Section 3.02 Participations.

                           (a) Purchase of Participations. Immediately upon
issuance by the L/C Issuer of any Letter of Credit pursuant to this Agreement, each Revolving Loan Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Loan Lender's Pro Rata Share, in all obligations of the Administrative Agent in such Letter of Credit (including, without limitation, all Reimbursement Obligations of Allied Systems with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

                           (b) Sharing of Payments. In the event that the
Administrative Agent makes any payment in respect of the Letter of Credit Guaranty and Allied Systems shall not have repaid such amount to the Administrative Agent, the Administrative Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Sections 3.01(c) and 4.02 of this Agreement.

                           (c) Obligations Irrevocable. The obligations of a
Revolving Loan Lender to make payments to the Administrative Agent for the account of the Agents, the Revolving Loan Lenders or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                                (i)      any lack of validity or enforceability
of this Agreement or any of the other Loan Documents;

                                (ii)     the existence of any claim, setoff,
defense or other right which Allied Systems or any other Loan Party may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Allied Systems or any other Loan Party or any other party and the beneficiary named in such Letter of Credit);

                                (iii)    any draft, certificate or any other
document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                (iv)     the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents;

                                (v)      any failure by any Agent to provide any
notices required pursuant to this Agreement relating to such Letter of Credit;

                                (vi)     any payment by the L/C Issuer under
such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                                (vii)    the occurrence of any Default or Event
of Default.

                  Section 3.03 Letters of Credit.

                           (a) Request for Issuance. The Administrative Borrower
may, upon reasonable notice in advance of such issuance but, in any event, not later than 12:00 noon, New York City time, at least two (2) Business Days in advance of the issuance thereof, request the Administrative Agent to assist Allied Systems in establishing or opening a Letter of Credit by delivering to the Administrative Agent, with a copy to the L/C Issuer, a Letter of Credit Application, together with any necessary related documents. The Administrative Agent shall not provide support, pursuant to the Letter of Credit Guaranty, if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in Section 5.02 will not have been satisfied on such date, and the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied.

                           (b) Letter of Credit Fees. (i) Allied Systems shall
pay to the Administrative Agent for the account of the Revolving Loan Lenders, in accordance with a written agreement among the Agents and such Revolving Loan Lenders (x) for any Letter of Credit issued hereunder, a nonrefundable fee equal to 3.50% per annum of the stated amount of such Letter of Credit, payable monthly in arrears and (y) for any amendment to an existing Letter of Credit that increases the stated amount of such Letter of Credit, a nonrefundable fee equal to 3.50% per annum of the increase in the stated amount of such Letter of Credit, payable monthly in arrears after the date of such increase (the "Letter of Credit Fees").

                           (ii)     L/C Issuer Charges. Allied Systems shall pay
to the Administrative Agent any and all charges assessed by the L/C Issuer in connection with the issuance, administration, amendment, payment or cancellation of Letters of Credit.

                           (iii)    Charges to the Loan Account. Allied Systems
hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 3.01(c) and
Section 4.02 of this Agreement with the amount of any Letter of Credit fees or charges due under this Section 3.03.

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

                  Section 4.01 Audit and Collateral Monitoring Fees. The Borrowers acknowledge that representatives of the Agents may visit any or all of the Loan Parties and/or conduct audits, inspections, valuations and/or field examinations of any or all of the Loan Parties at any time and from time to time in a manner so as to not unduly disrupt the business of the Loan Parties. The Borrowers agree to pay (i) $1,500 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (ii) the reasonable cost of all visits, audits, inspections, valuations or field examinations conducted by a third party on behalf of the Agents.

                  Section 4.02 Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement with respect to the Obligations and the Fee Letter not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent in the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers with respect to the Obligations without defense, set-off or counterclaim to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document with respect to the Obligations. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrowers shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to
Section 2.02 of this Agreement. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion, provided that, in the absence of a continuing Event of Default, the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document with respect to the Obligations. In the case of any Obligations, whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees with respect to the Obligations shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                           (b) The Administrative Agent shall provide the
Administrative Borrower promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to Allied Systems during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to Allied Systems during such month, any Letters of Credit issued by the L/C Issuer for the account of Allied Systems during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to Allied Systems during such month to reimburse the Revolving Loan Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

                  Section 4.03 Sharing of Payments, Etc. Except as provided in
Section 2.02, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders or shall receive any payment not permitted to be received by such Lender pursuant to this Agreement, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this
Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

                  Section 4.04 Apportionment of Payments. Subject to Section
2.02 hereof and to any written agreement among the Agents and/or the Lenders:

                           (a) All payments of principal and interest in respect
of outstanding Loans, all payments in respect of the Reimbursement Obligations, all payments of fees with respect to the Obligations (other than the fees set forth in Section 2.06 hereof to the extent set forth in a written agreement among the Agents and the Lenders, fees with respect to Letters of Credit provided for in Section 3.03(b)(ii) and the audit and collateral monitoring fee provided for in Section 4.01) and all other payments (including all proceeds of the Collateral received by either of the Agents) in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

                           (b) Subject to paragraph (e) of this Section 4.04 and
notwithstanding any other provision of this Agreement or any Loan Document to the contrary, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Revolving Lenders (or if the Total Revolving Credit Commitment has been terminated and all of the Revolving Loans have been repaid in full and the Letter of Credit Obligations have been returned for cancellation or cash collateralized in accordance with the provisions hereof, upon the direction of the Required Lenders) shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement,
(i) first, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the L/C Issuer), expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full;
(ii) second, ratably to pay the Revolving Loan Obligations in respect of any fees (including Letter of Credit Fees), expense reimbursements and indemnities then due to the Revolving Loan Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Agent Advances until paid in full; (v) fifth, ratably to pay interest due in respect of the Revolving Loans and Reimbursement Obligations until paid in full; (vi) sixth, ratably to pay principal of the Revolving Loans and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral in an amount up to 110% of such Obligations) then due and payable until paid in full; (vii) seventh, ratably to pay the Term Loan Obligations in respect of any fees, expense reimbursements and indemnities then due to the Term Loan Lenders until paid in full; (viii) eighth, ratably to pay interest due in respect of the Term Loan until paid in full; (ix) ninth, ratably to pay principal of the Term Loan then due and payable until paid in full and (x) tenth, to the ratable payment of all other Obligations then due and payable (including, without limitation, the Prepayment Premium) then due and payable. Notwithstanding anything to the contrary, the Prepayment Premium shall not be paid to any Lender until all other Obligations have been paid in full.

                           (c) In each instance, so long as no Event of Default
has occurred and is continuing, Section 4.04(b) shall not be deemed to apply to any payment by the Borrowers specified by Administrative Borrower to the Administrative Agent to be for the payment of specific Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Loans in accordance with the terms and conditions of Section 2.05.

                           (d) For purposes of Section 4.04(b), "paid in full"
means payment of all amounts owing under the Loan Documents, including fees, interest, default interest, interest on interest, expense reimbursements and indemnities, specifically including in each case any of the foregoing which would accrue after the commencement of any Insolvency Proceeding irrespective of whether a claim is allowable in such Insolvency Proceeding.

                           (e) Notwithstanding anything contained in this
Agreement, including, without limitation, Section 2.05(d) and Section 4.04(b), after the occurrence and during the continuance of an Event of Default:

                                    (i)      the proceeds from the Disposition
of a Facility shall be applied to the Obligations in the following order of priority: (A) first, ratably to pay principal of the Term Loan then due and payable until paid in full; (B) second, ratably to pay interest due in respect of the Term Loan until paid in full; (C) third, ratably to pay the Term Loan Obligations in respect of any fees, expense reimbursements and indemnities then due to the Term Loan Lenders until paid in full; (D) fourth, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the L/C Issuer), expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full; (H) fifth, ratably to pay the Revolving Loan Obligations in respect of any fees (including Letter of Credit Fees), expense reimbursements and indemnities then due to the Revolving Loan Lenders until paid in full; (I) sixth, ratably to pay interest due in respect of the Agent Advances until paid in full; (J) seventh, ratably to pay principal of the Agent Advances until paid in full; (K) eighth, ratably to pay interest due in respect of the Revolving Loans and Reimbursement Obligations until paid in full; (L) ninth, ratably to pay principal of the Revolving Loans and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral in an amount up to 110% of such Obligations) then due and payable until paid in full; and (M) tenth, to the ratable payment of all other Obligations then due and payable (including, without limitation, the Prepayment Premium); and

                                    (ii)     [intentionally omitted].

                           (f) In the event of a direct conflict between the
priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

                  Section 4.05 Increased Costs and Reduced Return. (a) If any Lender, any Agent or the L/C Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof, in any such case occurring after the Effective Date, by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer with any directive of, or guideline from, any central bank or other Governmental Authority issued after the Effective Date, or the introduction issued after the Effective Date, or change, in any such case occurring after the Effective Date in, any accounting principles applicable to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer (in each case, whether or not having the force of law), shall (i) subject any Lender, any Agent or the L/C Issuer, or any Person controlling any such Lender, any such Agent or the L/C Issuer to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or such Agent or any Letter of Credit issued by the L/C Issuer, or change the basis of taxation of payments to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer of any amounts payable hereunder (except for taxes on the overall net income of any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer or
(iii) impose on any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender, any Agent or the L/C Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by any Lender, any Agent or the L/C Issuer hereunder, then, the Borrowers shall pay to such Lender, such Agent or the L/C Issuer such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such increased costs or reductions in amount. Such indemnification shall be paid within 10 days from the date on which any such Lender, any such Agent or the L/C Issuer makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of increased costs or reductions in amount.

                           (b) If any Lender, any Agent or the L/C Issuer shall
have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender, any Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer, and any Lender, any Agent or the L/C Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, any Lender's, any Agent's or the L/C Issuer's or any such other controlling Person's other obligations hereunder, or
(ii) has or would have the effect of reducing the rate of return on any Lender's, any Agent's or the L/C Issuer's any such other controlling Person's capital to a level below that which such Lender, such Agent or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's policies with respect to capital adequacy), then, the Borrowers shall pay to such Lender, such Agent or the L/C Issuer from time to time such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's capital. Such indemnifications shall be paid within 10 days from the date on which any such Lender, any such Agent or the L/C Issuer makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of cost of maintaining such increased capital or such reduction in the rate of return on such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's capital.

                           (c) All amounts payable under this Section 4.05 shall
bear interest from the date that is ten (10) days after the date of demand by any Lender, any Agent or the L/C Issuer until payment in full to such Lender, such Agent or the L/C Issuer at the Reference Rate. A certificate of such Lender, such Agent or the L/C Issuer claiming compensation under this Section 4.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender, such Agent or the L/C Issuer to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's, such Agent's or the L/C Issuer's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error. Notwithstanding anything contained in this Section 4.05 to the contrary, any Lender, Agent or L/C Issuer seeking compensation or payment under this Section 4.05 shall only be entitled to received such payments in respect of circumstances or events that arose within the one hundred and eighty (180) day period immediately prior to demand for such amounts.

                                   ARTICLE V

                               CONDITIONS TO LOANS

                  Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

                           (a) Payment of Fees, Etc. The Borrowers shall have
paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Sections 2.06 and 12.04.

                           (b) Representations and Warranties; No Event of
Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Agent, any Lender or the L/C Issuer pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

                           (c) Legality. The making of the initial Loans or the
issuance of any Letters of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

                           (d) Delivery of Documents. The Collateral Agent shall
have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

                                    (i)      a modification with respect to each
Mortgage that the Collateral Agent determines is necessary or desirable in order to maintain the perfection and priority of the Lien granted by such Mortgage (the "Modifications"), referencing, as necessary, the amendments in this Agreement, duly executed by the applicable Loan Party, with respect to each Facility subject to such Mortgage;

                                    (ii)     evidence of delivery of each
Modification in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

                                    (iii)    a copy of the resolutions of each
Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) in the case of the Borrowers, the borrowings hereunder and, in the case of the Borrowers and the other Loan Parties, the transactions contemplated by the Loan Documents to which such Borrowers or such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                                    (iv)     a certificate of an Authorized
Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                                    (v)      a certificate of the appropriate
official(s) of the state or, federal government or provincial authority of Canada, as the case may be, of organization and each state of foreign qualification of each Designated Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Designated Loan Party in such states, provinces or other applicable jurisdiction, together with confirmation by telephone or telegram (where available) on the Effective Date from such official(s) as to such matters;

                                    (vi)     a certificate of an Authorized
Officer of each Loan Party certifying that the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents delivered to the Collateral Agent pursuant to the Existing Financing Agreement remain in full force and effect and have not been amended or modified;

                                    (vii)    an opinion of Troutman Sanders LLP,
United States counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request;

                                    (viii)   a certificate of an Authorized
Officer of each Loan Party, certifying as to the matters set forth in subsection
(b) of this Section 5.01;

                                    (ix)     a pay off letter, in form and
substance satisfactory to the Collateral Agent, from the Subordinated Term Loan D Lenders, terminating all of their rights under the Existing Financing Agreement and the other Loan Documents;

                                    (x)      the Supplemental Fee Letter as
described in clause (b) of the definition of the term "Fee Letter", duly executed by the Borrowers; and

                                    (xi)     such other agreements, instruments,
approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.

                           (e) Material Adverse Effect. The Collateral Agent
shall have determined, in its sole judgment, that no event or development shall have occurred since June 30, 2003 which could have a Material Adverse Effect.

                           (f) Proceedings; Receipt of Documents. All
proceedings in connection with the making of the initial Loans or the issuance of the initial Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

                           (g) Due Diligence. The Agents shall have received a
Field Survey and Audit of the Accounts Receivable of the Designated Loan Parties (other than of the Axis Entities), dated not earlier than 60 days prior to the Effective Date, from such appraisal firm as selected by the Agents, and such Field Survey and Audit and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion.

                           (h) Availability. After giving effect to all Loans to
be made on the Effective Date and the Letters of Credit to be issued on the Effective Date, the repayment of the Subordinated Term Loan D and the payment of all fees and expenses related thereto, (i) the sum of Availability plus all unrestricted cash and Cash Equivalents of the Loan Parties shall not be less than $45,000,000 and (ii) all liabilities of the Loan Parties shall be current. The Administrative Borrower shall deliver or caused to be delivered to the Agents a certificate of the chief financial officer of the Administrative Borrower certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculation of Availability.

                  Section 5.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of any Agent or any Lender to make any Loan or of the Administrative Agent to assist Allied Systems in establishing or opening any Letter of Credit after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

                           (a) Payment of Fees, Etc. The Borrowers shall have
paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.06 and 12.04 hereof.

                           (b) Representations and Warranties; No Event of
Default. The following statements shall be true and correct, and the submission by Allied Systems to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and Allied Systems, acceptance of the proceeds of such Loan, or the submission by Allied Systems of a Letter of Credit Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit are true and correct on and as of such date as though made on and as of such date (except that any representation and warranty made as of a specific date shall be true and correct only as of such specific date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

                           (c) Legality. The making of such Loan or the issuance
of such Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

                           (d) Notices. The Administrative Agent shall have
received (i) a Notice of Borrowing pursuant to Section 2.02 hereof and (ii) a Letter of Credit Application pursuant to Section 3.03 hereof, if applicable.

                           (e) Delivery of Documents. The Agents shall have
received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.

                           (f) Proceedings; Receipt of Documents. All
proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agents, as the Agents or such counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

                           (a) Organization, Good Standing, Etc. Each Loan Party
(i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state, province or other applicable jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

                           (b) Authorization, Etc. The execution, delivery and
performance by each Loan Party of each Loan Document to which it is or will be a party (including, without limitation, the notation of the Lien in favor of the Collateral Agent on the certificates of title or ownership of the Rolling Stock of the Parent and its Subsidiaries), (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, which, in the case of this clause (iii), is reasonably expected to have a Material Adverse Effect.

                           (c) Governmental Approvals. No authorization or
approval or other action by, and no notice to or filing with, any Governmental Authority is required as a condition to the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than as may be necessary to perfect the Liens created pursuant to the Loan Documents in favor of the Collateral Agent.

                           (d) Enforceability of Loan Documents. This Agreement
is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity.

                           (e) Subsidiaries. Schedule 6.01(e) is a complete and
correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each Loan Party and the Subsidiaries of each Loan Party in existence on the date hereof. Except as indicated on such Schedule, (i) all of the issued and outstanding shares of such Capital Stock have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights, (ii) all such Capital Stock is owned by the respective equityholders, free and clear of all Liens, and (iii) there are no outstanding debt or equity securities of any Loan Party or any of its Subsidiaries and no outstanding obligations of any Loan Party or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from such Loan Party or any of its Subsidiaries, or other obligations of any Loan Party or any of its Subsidiaries to issue, directly or indirectly, any shares of Capital Stock of such Loan Party or any of its Subsidiaries.

                           (f) Litigation; Commercial Tort Claims. Except as set
forth in Schedule 6.01(f), (i) there is no pending or written notices threatening any action, suit or proceeding, affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (x) could reasonably be expected to have a Material Adverse Effect or (y) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Designated Loan Parties hold any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

                           (g) Financial Condition.

                                    (i)      The Financial Statements, copies of
which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since June 30, 2003 no event or development has occurred that has had or could have a Material Adverse Effect.

                                    (ii)     The Parent has heretofore furnished
to each Agent and each Lender projected monthly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the period from August 1, 2003, through December 31, 2005, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii). Such projections, as so updated, shall be believed by the Parent at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Parent, and shall have been based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent, and the Parent shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

                           (h) Compliance with Law, Etc. No Loan Party is in
violation of its organizational documents, any material law, rule, regulation or judgment or any material order of any Governmental Authority (including, without limitation, any Motor Vehicle Law) applicable to it or any of its property or assets, or any term of any material agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing.

                           (i) ERISA; Canadian Plans. (i) Except as set forth on
Schedule 6.01(i), (A) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (B) no Termination Event has occurred within six
(6) years prior to the Effective Date nor is reasonably expected to occur with respect to any Employee Plan, (C) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the appropriate Governmental Authority and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (D) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (E) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (F) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future be reasonably likely to incur any such withdrawal liability. To the best knowledge of any Loan Party or any of its ERISA Affiliates, no Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (A) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (B) except as described on Schedule 6.01(i), failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (C) engaged in a transaction within the meaning of Section 4069 of ERISA or (D) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or written notices of any threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (A) any Employee Plan or its assets, (B) any fiduciary with respect to any Employee Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as set forth on Schedule 6.01(i) and except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

                                    (ii)     Except as set forth on Schedule
6.01(i), each Canadian Plan is, and has been, established, registered (where required), qualified, administered and invested, in substantial compliance with the terms thereof, all applicable Canadian laws and regulations and Collective Bargaining Agreements. Except as set forth on Schedule 6.01(i), no Loan Party or Canadian Entity has received, in the last six (6) years, any notice from any Person questioning or challenging such compliance beyond the last six (6) years. There are no going concern unfunded actuarial liabilities, past service unfunded liability or solvency deficiencies with respect to the Canadian Plans that are registered pension plans. No material changes have occurred in respect of any Canadian Plan since the date of the most recent financial, accounting or actuarial or other report, as applicable, filed with any Governmental Authority in connection with any of the Canadian Plans, nor have there been any events occurring prior to the most recent financial, accounting or actuarial or other report which is not disclosed in such report, which should have been disclosed in such report, and which could reasonably be expected to adversely affect the relevant report (including rendering it misleading in any material respect) or to have materially affected the financial status of such Canadian Plan. There are no outstanding material defaults or violations under the Canadian Plans and to the best knowledge of the Loan Parties, there are no material defaults or violations by any other party to the Canadian Plans. There are no investigations, litigation, administrative or other proceedings, actions, suits or claims (other than routine claims for benefits) pending or threatened, in writing, with respect to the Canadian Plans. All contributions or premiums required to be paid to or in respect of the Canadian Plans have been paid in accordance with the terms thereof and all applicable Canadian laws and regulations, and there are no taxes owing or exigible under the Canadian Plans. Except as set forth on
Schedule 6.01(i), no event has occurred nor is reasonably expected to occur with respect to the Canadian Plans which would entitle any Person (without the consent of the Loan Parties) to wind-up or terminate any Canadian Plan, in whole or in part, or which could adversely affect the tax status thereof. There has been no improper withdrawal, or transfer of assets, from the Canadian Plans, other than benefit payments or payment of permitted expenses. Except as set forth on Schedule 6.01(i), none of the Canadian Plans, other than the pension plans, provide benefits beyond retirement or other termination of service to employees or former employees or to the beneficiaries or dependants of such employees. The sole obligation of any Canadian Entity to or in respect of the Canadian Plans is to make monetary contributions to the Canadian MEPP in the amounts and in the manner set forth in the Collective Bargaining Agreements disclosed to the Collateral Agent.

                           (j) Taxes, Etc. All Federal, state, federal
government of Canada, provincial and local tax returns and other reports required by applicable law to be filed by any Designated Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Designated Loan Party or any property of any Designated Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in the Financial Statements in accordance with GAAP.

                           (k) Regulations T, U and X. No Loan Party is or will
be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                           (l) Nature of Business. Except as otherwise described
in this Section, no Loan Party or any of its Subsidiaries is engaged in any business other than the motor carrier business specializing in transportation of new and used automobiles and light trucks utilizing specialized tractor trailers. The Axis Entities provide logistics and distribution services to the new and used vehicle distribution market and other segments of the automobile industry. The fair market value of the assets of AH Industries is not in excess of Canadian $2,900,000 and the liabilities of AH Industries are not in excess of Canadian $300,000 and AH Industries does not conduct and is not engaged in any business activities other than the winding up of the affairs of its predecessor corporations. Haul Insurance has no assets or liabilities other than those associated with the provision of insurance and services related thereto, and does not conduct and is not engaged in any business activities other than such business and activities as they relate to the provision of insurance and services related thereto substantially all of which insurance and related services are provided for the benefit of the Parent or its Subsidiaries. The insurance and related services of Haul Insurance not provided for the benefit of the Parent or its Subsidiaries are provided to third parties and the insurance premiums charged and collected with respect thereto are segregated from any cash or other assets of the Parent and its other Subsidiaries. Haul Insurance has taken the appropriate measures (through reinsurance and other appropriate means) to reduce the insurance risk and exposure relating to such third party insurance to an amount not in excess of the capital provided to support such activities.

                           (m) Adverse Agreements, Etc. No Loan Party is a party
to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could have, a Material Adverse Effect.

                           (n) Permits, Etc. (i) Each Designated Loan Party has,
and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except where the failure to have or be in compliance with such permits, licenses, authorizations, approvals entitlements or accreditations is not reasonably expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

                                    (ii)     Each Designated Loan Party has all
certificates of convenience and necessity and operating rights necessary to conduct interstate and intrastate transportation businesses consisting of transporting automobiles and light trucks in, between and among the states of the United States in which such Loan Party operates. Each of such certificates of convenience and necessity and operating rights existing as of the Effective Date is listed on Schedule 6.01(n), and is in good standing, in full force and effect and being held and operated by such Person in accordance with the terms thereof. Each Designated Loan Party has all operating authorizations necessary or desirable under Canadian law for the conduct the inter-provincial and intra-provincial transportation business of each such Person. Each such operating authorization existing as of the Effective Date is listed on Schedule 6.01(n), and is in good standing, in full force and effect and being held and operated by such Person in accordance with the terms thereof.

                           (o) Properties. (i) Each Designated Loan Party has
good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except, with respect to all Facilities subject to a Mortgage, those exceptions set forth in the applicable Title Insurance Policy and, with respect to all other property and assets, any Permitted Lien. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

                                    (ii)     Schedule 6.01(o) sets forth a
complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party. Schedule 6.01(o) sets forth with respect to each such Lease, as of the Effective Date, the commencement date, termination date, renewal options (if any) and annual base rents. Except with respect to any Lease that is not material to the business of Allied Systems or Allied Canada, individually, or of the Designated Loan Parties taken as a whole, each Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. With respect to any Lease that is material to the business of Allied Systems or Allied Canada, individually, or of the Designated Loan Parties taken as a whole, no consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.01(o). With respect to any Lease that is material to the business of Allied Systems or Allied Canada, individually, or of the Designated Loan Parties taken as a whole, to the best knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Designated Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

                                    (iii)    All Rolling Stock of the Designated
Loan Parties which, under applicable law (including, without limitation, any Motor Vehicle Law), is required to be registered is properly registered in the name of a Loan Party, and all Rolling Stock of the Designated Loan Parties, the ownership of which, under applicable law (including, without limitation, any Motor Vehicle Law), is evidenced by a certificate of title or ownership, is properly titled in the name of a Loan Party. The Rolling Stock listed on
Schedule 5.01(d)(xxx) constitutes all of the Rolling Stock owned by the Designated Loan Parties on the Effective Date and the Rolling Stock not subject to a certificate of title or ownership under applicable law (including, without limitation, any Motor Vehicle Law) is noted therein.

                           (p) Full Disclosure. Each Loan Party has disclosed to
the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that may have a

Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

                           (q) Operating Lease Obligations. On the Effective
Date, other than (i) the Operating Lease Obligations set forth on Schedule 6.01(q) and (ii) other Operating Lease Obligations which require the payment of not more than $50,000 for any individual lease and $250,000 for all such leases in the aggregate, none of the Loan Parties has any Operating Lease Obligation.

                           (r) Environmental Matters. Except as set forth on
Schedule 6.01(r), (i) the operations of each Loan Party are in compliance with all Environmental Laws, except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or, to the knowledge of the Loan Parties, at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or written notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted or are continuing against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest, for which any Loan Party has received notice, which is reasonably likely to have a Material Adverse Effect; (v) no property now or formerly owned or operated by a Loan Party has been or was used as a treatment or disposal site for any Hazardous Material during the period of such Loan Party's ownership or operation; (vi) no Loan Party has failed to report to the proper Governmental Authority the occurrence of any Release which is required to be so reported by any Environmental Law which is reasonably likely to have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Law in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with is not reasonably likely to have a Material Adverse Effect; and (viii) except as is not reasonably likely to have a Material Adverse Effect, no Loan Party has received any notification pursuant to any Environmental Law that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Law, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated.

                           (s) Insurance. Each Loan Party keeps its property
adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) commercial general liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, (iv) insurance with respect to liability for bodily injury and property damage resulting from the operation of the Rolling Stock by the Parent or any of its Subsidiaries in amounts customary with companies in the same or similar business and in accordance with applicable law and (v) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.

                           (t) Use of Proceeds. The proceeds of the Loans shall
be used to (a) to restructure existing indebtedness of the Borrowers, including the Existing Term D Loan under the Existing Financing Agreement (b) pay fees and expenses in connection with the transactions contemplated hereby, and (c) fund working capital of the Loan Parties. The Letters of Credit will be used for to support the Canadian Facility, certain cash management arrangements of the Loan Parties and other general working capital purposes.

                           (u) Solvency. After giving effect to the transactions
contemplated by this Agreement and before and after giving effect to each Loan and Letter of Credit, each of Allied Systems and Allied Canada individually is, and the Loan Parties on a consolidated basis are, Solvent.

                           (v) Location of Bank Accounts. Schedule 6.01(v) sets
forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

                           (w) Intellectual Property. Except as set forth on
Schedule 6.01(w), each Designated Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Designated Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, in writing, except for such infringements and conflicts which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

                           (x) Material Contracts. Set forth on Schedule 6.01(x)
is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified except to the extent permitted by the terms of this Agreement, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

                           (y) Holding Company and Investment Company Acts. None
of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or "controlled by" an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                           (z) Employee and Labor Matters. There is (i) no
unfair labor practice complaint pending or threatened, in writing, against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened, in writing, against any Loan Party which arises out of or under any Collective Bargaining Agreement, which in any such case is reasonably likely to have a Material Adverse Effect, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party which in any such case is reasonably likely to have a Material Adverse Effect, or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

                           (aa) Customers and Suppliers. There exists no actual
or written notice threatening termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand.

                           (bb) No Bankruptcy Filing. No Loan Party is
contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party's assets or property, and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against it.

                           (cc) Location of Rolling Stock; Place of Business;
Chief Executive Office; FEIN; Organizational ID Number. There is no location at which any Designated Loan Party has based any Rolling Stock (except for Rolling Stock in transit) other than (i) those locations listed on Schedule 6.01(cc) and
(ii) any other locations approved in writing by the Collateral Agent pursuant to the definition of "Eligible Rolling Stock". Schedule 6.01(cc) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each location at which Rolling Stock of each Designated Loan Party is based.

Schedule 6.01(cc) sets forth a complete and accurate list as of the date hereof of (i) each place of business of each Loan Party and each of its Subsidiaries,
(ii) the chief executive office of each Loan Party and each of its Subsidiaries,
(iii) the federal employer identification number of each Loan Party and each of its Subsidiaries, and (iv) the jurisdiction of organization of each Loan Party and the organizational identification number of each Loan Party (or indicates that such Loan Party has no such number).

                           (dd) Tradenames. Schedule 6.01(dd) hereto sets forth
a complete and accurate list as of the Effective Date of all tradenames used by each Designated Loan Party.

                           (ee) Security Interests. (i) Each Security Agreement
creates in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral identified therein. Upon the filing of UCC-1 financing statements pursuant to the Existing Financing Agreement, the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and the submission of an appropriate application requesting that the Lien of the Collateral Agent be noted on the certificate of title or ownership, completed and authenticated by the applicable Loan Party, together with the certificate of title or ownership, with respect to such Rolling Stock, to the applicable state agency, and the recording of the filings required under any other similar law of any foreign jurisdiction, such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights,
(iii) the registration of any unregistered copyrights with the United States Copyright Office and (iv) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

                                    (ii)     Each Canadian Security Agreement
creates in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the PPSA financing statements pursuant to the Existing Financing Agreement and the recording of the Canadian Security Agreement in the Canadian Intellectual Property Office, such Liens on the Collateral granted thereby shall be perfected, first priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such Liens, other than (i) the filing of continuation statements in accordance with applicable law, (ii) the recording of the Canadian Security Agreement in the Canadian Intellectual Property Office with respect to after-acquired Canadian intellectual property and (iii) the recordation of appropriate evidence of the Lien on the appropriate foreign registry with respect to all foreign intellectual property.

                           (ff) Schedules. All of the information which is
required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate in all material respects and does not omit to state any information required therein.

                           (gg) Representations and Warranties in Documents; No
Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                           (hh) Other Indebtedness. The Obligations constitute
"Permitted Debt" under clause (i) of the second paragraph of Section 4.09 of the Indenture and, on the Effective Date, there are no outstanding Capital Lease Obligations (as defined in the Indenture) incurred under clause (i) of the second paragraph of Section 4.09 of the Indenture.

                           (ii) Rolling Stock Appraisal. The sample of Eligible Rolling Stock that was appraised prior to the
Effective Date to determine the Orderly Liquidation Values of such Eligible Rolling Stock is a representative sample of the type, quality, condition and age of all Eligible Rolling Stock on the Effective Date.

                           (jj) Guarantors. On the Effective Date, each
"Guarantor" (as such term is defined in the Indenture) is a Guarantor.

                                  ARTICLE VII

                          COVENANTS OF THE LOAN PARTIES

                  Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Parent will, and will cause each of its Subsidiaries or the Designated Loan Parties, as applicable, to, unless the Required Lenders shall otherwise consent in writing:

                           (a) Reporting Requirements. Furnish to each Agent and
each Lender:

                                    (i)      as soon as available and in any
event within 45 days after the end of each fiscal quarter of each Fiscal Year of the Parent commencing September 30, 2003, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to normal year-end adjustments;

                                    (ii)     as soon as available, and in any
event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and, in the case of such consolidated financial statements, accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized national standing selected by the Parent and satisfactory to the Agents in their reasonable business judgment (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                                    (iii)    as soon as available, and in any
event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing September 30, 2003, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal periods, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to normal year-end adjustments; provided, however, that if the end of such fiscal month is also the end of a fiscal quarter or the end of a Fiscal Year, such report shall be delivered in accordance with Section 7.01(a)(i) or Section 7.01(a)(ii), as appropriate;

                                    (iv)     simultaneously with the delivery of
the financial statements of the Parent and its Subsidiaries required by clauses
(i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 7.03;

                                    (v)      as soon as available and in any
event within 15 days after the end of each fiscal month of the Parent and its Subsidiaries commencing September 30, 2003, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete (A) listing all Accounts Receivable of the Designated Loan Parties as of such month end date, which shall include, prior to the implementation of the electronic collateral reporting system pursuant to Section 7.01(q), a summary report of the amount of all Accounts Receivable more than 30, 60, 90 and 120 days old, and, after the implementation of the electronic collateral reporting system pursuant to Section 7.01(q), the amount and age of each Account Receivable, showing separately (by invoice and due date) those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (v)(A) for the immediately preceding fiscal month, the name and mailing address of each Account Debtor with respect to each such Account Receivable and such other information as any Agent may request, (B) listing all accounts payable of the Designated Loan Parties as of each such day which shall include the amount and age of each account payable, the name and mailing address of each account creditor and such other information as any Agent may request, (C) upon request by any Agent, a statement of the balance of each of the intercompany Accounts, (D) such information and reports relating to the Facilities as any Agent shall reasonably request from time to time, (E) with respect to the Rolling Stock of the Loan Parties, a certificate setting forth, as of the end of the previous fiscal month and for the portion of the Fiscal Year then ended, (1) a summary report of the Rolling Stock of the Loan Parties (differentiating with respect to Eligible Rolling Stock and all other Rolling Stock), indicating changes in value and depreciation amounts, (2) a list of Rolling Stock of the Designated Loan Parties purchased or otherwise acquired during such period, setting forth the following information: the date of acquisition, the manufacturer, the year made, the model, the vehicle identification number, the state in which it is licensed, the license number, the owner, state in which it is titled and the certificate of title or ownership identification number, together with a copy of the invoice, purchase order, registration or other document setting forth the vehicle identification number of such vehicle, which list shall supplement and update Schedule 5.01(d)(xxx),
(3) a list of Rolling Stock of the Designated Loan Parties sold or contracted for sale during such period, (4) the Dollar amount spent on such purchases or acquisitions during such period, (5) a report reconciling the records of the Loan Parties against the most recent report of the Rolling Stock Collateral Custodian with respect to the Rolling Stock and (6) any other information relating to the Rolling Stock as the Agents may reasonably request, (F) a schedule setting forth all outstanding Capitalized Lease Obligations (as defined in the Indenture) incurred under clause (i) of the second paragraph of Section
4.09 of the Indenture, (G) a schedule setting forth a reasonably detailed calculation of the amount of Indebtedness that may be incurred by the Parent and its Subsidiaries under subclause (i)(2) of the second paragraph of Section 4.09 of the Indenture, and (H) a schedule of borrowings and repayments under the Canadian Facility during the previous month;

                                    (vi)     as soon as available and in any
event by Thursday of each week commencing with the first week ending after the Effective Date, a Borrowing Base Certificate, current as of the close of business on the Saturday of the immediately preceding week supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may request from time to time, provided that (A) the Borrowing Base set forth in the Borrowing Base Certificate (1) shall be effective from and including the date such

Borrowing Base Certificate is duly received by the Agents but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents, unless any Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Administrative Borrower, (2) shall, with respect to setoffs, defenses, counterclaims or contras related to Accounts Receivable of the Designated Loan Parties, be updated not less frequently than monthly and (3) shall, with respect to Eligible Rolling Stock, be updated not less frequently than monthly and (B) in the event of any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, such Agent's good faith judgment shall control;

                                    (vii)    (A) on or before December 15th of
each year, financial projections, supplementing and superseding the financial projections for such period referred to in Section 6.01(g)(ii)(A), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (B) for each of the first three fiscal quarters of all Fiscal Years, financial projections, supplementing and superseding the financial projections for such period referred to in Section 6.01(g)(ii)(B), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for each remaining quarterly period in such Fiscal Year, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                                    (viii)   promptly after submission to any
Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                                    (ix)     as soon as possible, and in any
event within 3 days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

                                    (x)      (A) as soon as possible and in any
event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the appropriate Governmental Authority if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                                    (xi)     as soon as possible and in any
event within 10 days after any Loan Party knows or has reason to know that (A) a notice from any Person questioning or challenging the compliance of the Canadian Plans with (1) the terms thereof (2) all applicable Canadian laws and regulations or (3) any applicable Collective Bargaining Agreement (other than in respect of any claim related solely to that Person) has been delivered to any Loan Party or to a Governmental Authority; (B) a contribution or premium required to be paid to or in respect of the Canadian Plans has not been paid in accordance with the terms thereof, all applicable Canadian laws and regulations, or any applicable Collective Bargaining Agreement or that taxes or material penalties or fees are owing or exigible under the Canadian Plans; (C) an investigation, litigation, administrative or other proceeding, action, suit or claim (other than routine claims for benefits) is pending or written notice thereof is threatened involving the Canadian Plans or its assets; (D) an event (other than as described on Schedule 6.01(i)) has occurred respecting any Canadian Plan which would entitle any Person (without the consent of the Loan Party) to wind-up or terminate any Canadian Plan in whole or in part, or which could, reasonably be expected to adversely affect the tax status thereof; (E) a going concern unfunded actuarial liability, past service unfunded liability or solvency deficiency respecting any Canadian Plan that is registered pension plan is disclosed by any actuarial valuation for such Canadian Plan whether or not such valuation is filed with a Governmental Authority; (F) there has been a withdrawal, or transfer of assets, from the Canadian Plans, other than benefit payments or payment of permitted expenses or other legally valid withdrawals, payments or transfers made in accordance the applicable laws the Loan Parties shall provide to the Agents a certificate of an Authorized Officer of the Loan Parties setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required with respect to such event;

                                    (xii)    promptly after the commencement
thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which is reasonably be expected to have a Material Adverse Effect;

                                    (xiii)   as soon as possible and in any
event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract (including, without limitation, the Indenture and any document related to the Canadian Facility) and notice and copies of any amendments or modifications to any Material Contract and the Canadian Facility;

                                    (xiv)    as soon as possible and in any
event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party;

                                    (xv)     promptly after the sending or
filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness for borrowed money or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                                    (xvi)    promptly upon receipt thereof,
copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

                                    (xvii)   at the earlier of (x) the delivery
of the financial statements required to be delivered pursuant to Section 7.01(a)(i) after the end of each fiscal quarter of the Parent and (y) the date upon which the Net Book Value of Rolling Stock of the Designated Loan Parties purchased, acquired or otherwise obtained during the period since the latest delivery pursuant to this clause (xvii) exceeds $250,000, the originals of all certificates of title or ownership for such Rolling Stock, and duly executed and completed title or ownership applications with appropriate state agencies to enable such Rolling Stock to be retitled with the Collateral Agent listed as a lienholder thereof and an updated Schedule 5.01(d)(xxx), which Schedule shall include for all Rolling Stock of the Designated Loan Parties information with respect to the manufacturer, the year made, the model, the vehicle identification number, the state in which it is licensed, the license number, the owner, state in which it is titled and the certificate of title or ownership identification number; and

                                    (xviii)  promptly upon request, such other
information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

                           (b) Additional Guaranties and Collateral Security.
Cause:

                                    (i)      each Loan Party's Subsidiary that
is a Designated Loan Party not in existence on the Effective Date or each Loan Party's Subsidiary that becomes a Designated Loan Party, to execute and deliver to the Collateral Agent promptly and in any event within 3 days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate (to the extent otherwise available), each in form and substance satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may require whether comparable to the documents required under Section 7.01(n) or otherwise, (E) any Canadian Security Documents, if applicable, and (F) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement, Mortgage or Canadian Security Document or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; provided, however, that to the extent any such Subsidiary is organized or formed under the laws of a jurisdiction other than the United States of America or Canada, the Parent shall not be required to deliver the foregoing documents if the Parent provides written certification stating that if such Subsidiary were to become a Designated Loan Party, it would be materially disadvantageous to the Loan Parties from a tax perspective;

                                    (ii)     each owner of the Capital Stock of
any such Subsidiary to execute and deliver promptly and in any event within 3 Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, as applicable, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Collateral Agent; provided, however, that to the extent any such Subsidiary is organized or formed under the laws of a jurisdiction other than the United States of America or Canada and the Borrowers provide written certification stating that a pledge of 100% of the Capital Stock of such Subsidiary would be materially disadvantageous to the Loan Parties from a tax perspective, a pledge of the Capital Stock of such Subsidiary will be limited to sixty-six percent (66%) of the Capital Stock of such Subsidiary; and

                                    (iii)    each "Guarantor" (as such term is
defined in the Indenture) to become a Guarantor hereunder and execute and deliver such agreements, documents and other instrument as required at such time it becomes a "Guarantor" under the Indenture.

                           (c) Compliance with Laws, Etc. Comply, and cause each
of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws and Motor Vehicle Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

                           (d) Preservation of Existence, Etc. Subject to
Section 7.02(c), maintain and preserve, and cause each of its Subsidiaries that is a Designated Loan Party to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries that is a Designated Loan Party to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and where the failure to be so qualified and in good standing is reasonably expected to have a Material Adverse Effect.

                           (e) Keeping of Records and Books of Account. Keep,
and cause each of its Subsidiaries that is a Designated Loan Party to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

                           (f) Inspection Rights.

                                    (i)      Permit, and cause each of its
Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I and Phase II Environmental Site Assessments or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. The Borrowers agree to pay the reasonable cost of such audits, appraisals, assessments or examinations.

                                    (ii)     Permit and assist the Agents to
conduct, not less frequently than two times each calendar year, an appraisal of the Rolling Stock of the Designated Loan Parties, which appraisal shall be conducted by a qualified independent third party satisfactory to the Agents in order to determine the Orderly Liquidation Values of such Rolling Stock which value will be used in calculating the Borrowing Base on the date such appraisal is issued and received by the Agents until such time as a subsequent appraisal is conducted, issued and received by the Agents pursuant to this Section 7.01(f)(ii).

                           (g) Maintenance of Properties, Etc. Maintain and
preserve, and cause each of its Subsidiaries that is a Designated Loan Party to maintain and preserve, all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries that is a Designated Loan Party to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, unless the Designated Loan Party would be able to replace such lease without material cost or disruption to its business.

                           (h) Maintenance of Insurance. Maintain, and cause
each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent; provided, that for purposes of the foregoing, the parties hereby acknowledge and agree that Haul Insurance shall be an acceptable provider of workers' compensation and comprehensive general liability insurance for the Loan Parties. All property or casualty policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid for a period of one month (which premium may be financed to the extent permitted by the terms of this Agreement) with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                           (i) Obtaining of Permits, Etc. (i) Obtain, maintain
and preserve, and cause each of its Subsidiaries that is a Designated Loan Party to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business and which if not obtained, maintained or preserved is reasonably likely to have a Material Adverse Effect.

                                    (ii)     Cause all Rolling Stock, now owned
or hereafter acquired by any Designated Loan Party, which, under applicable law, is required to be registered, to be properly registered (including, without limitation, the payment of all necessary taxes and receipt of any applicable permits) in the name of such Designated Loan Party and cause all Rolling Stock, now owned or hereafter acquired by any Designated Loan Party, the ownership of which, under applicable law (including, without limitation, any Motor Vehicle
Law), is evidenced by a certificate of title or ownership, to be properly titled in the name of such Designated Loan Party, with the Collateral Agent's Lien noted thereon.

                           (j) Environmental. (i) Keep any property either owned
or operated by it or any of its Subsidiaries free of any Environmental Liens;
(ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the

Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) within five (5) Business Days after becoming aware thereof, notify the Agents of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) provide the Agents with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which is reasonably likely to have a Material Adverse Effect and (v) defend, indemnify and hold harmless each Agent, each Lender and the L/C Issuer and all of their respective officers, directors, employees, attorneys, consultants and agents (each, an "Indemnitee"), from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (1) the generation, presence, disposal, Release or threatened Release of any Hazardous Materials on, in, under, originating from or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence or Release of such Hazardous Material on, in, under originating from or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (3) any investigation, lawsuit brought or threatened, settlement reached or government order relating to the presence or Release of such Hazardous Materials on, in, under, originating from or emanating from any property owned or operated at any time by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (4) any violation of any Environmental Law by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), and/or
(5) any Environmental Action filed against any Agent or any Lender in connection with the Loan Parties or any of its Subsidiaries (or its predecessors in interest or title); provided, that the Loan Parties shall not be obligated to indemnify or hold harmless any Indemnitee to the extent that any such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses arise out of the gross negligence or willful misconduct of such Indemnitee.

                           (k) Further Assurances. Take such action and execute,
acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party
(A) authorizes each Agent during the continuance of an Event of Default to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (B) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (C) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

                           (l) Change in Collateral Location; Collateral
Records. (i) Give the Collateral Agent not less than 30 days' prior written notice (or such shorter period as the Collateral Agent may determine is necessary or desirable in order for the Collateral Agent to maintain its perfected security interests in the Collateral referred to in the following clauses (x) and (y)) of (x) any change in the location of any Collateral (or, in the case of the Rolling Stock, any change in the location where such Rolling Stock is based), other than to locations set forth on Schedule 7.01(l) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon and (y) any anticipated or actual relocations of Rolling Stock of the Designated Loan Parties from the United States into Canada for a period of more than 30 days, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and
(iii) execute and deliver, and cause each of its Subsidiaries that is a Designated Loan Party to execute and deliver, to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                           (m) Landlord Waivers; Collateral Access Agreements.
Use commercially reasonable efforts to obtain at the time it enters into a lease for real property not occupied on the Effective Date or delivers possession of Collateral to Persons that did not have possession of Collateral on the Effective Date, a landlord's waiver from the landlord of such real property (which waiver may be contained in such lease) or a collateral access agreement from the Person that has possession of such Collateral, in form and substance reasonably satisfactory to the Collateral Agent.

                           (n) Fiscal Year. Cause the Fiscal Year of the Parent
and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

                           (o) After Acquired Real Property. Upon the
acquisition by it or any of its Subsidiaries after the date hereof of any fee interest in any real property (wherever located) (each such interest being an "After Acquired Property") with a Current Value (as defined below) in excess of $500,000, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below. Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall furnish within ten (10) days to the Collateral Agent the following, each in form and substance satisfactory to the Collateral Agent:

(i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agents and the Lenders thereunder, (iii) a Title Insurance Policy, (iv) to the extent otherwise available, a survey of such real property, certified to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent, and (vi) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require. The Borrowers shall pay all fees expenses, including reasonable attorneys' fees and expenses, all title insurance charges and premiums and all mortgage recording taxes, in connection with each Loan Party's obligations under this Section 7.01(o).

                           (p) Borrowing Base. Maintain all Revolving Loans and
Letter of Credit Obligations in compliance with the then current Borrowing Base.

                  Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Parent shall not, and shall cause its Subsidiaries or the Designated Loan Parties, as applicable, not to, unless the Required Lenders shall otherwise consent in writing:

                           (a) Liens, Etc. Create, incur, assume or suffer to
exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor or been authorized in writing to file termination statements, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries (other than customary indemnification obligations with respect to sales of such property or assets) or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than, as to all of the above, Permitted Liens; provided, that, no Liens shall be permitted on any assets included in the Borrowing Base other than the Liens of the Collateral Agent for the benefit of the Lenders.

                           (b) Indebtedness. Create, incur, assume, guarantee or
suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness. Notwithstanding the foregoing, Allied Canada shall not enter into the Canadian Facility unless the terms and conditions of such facility are acceptable to the Agents.

                           (c) Fundamental Changes; Dispositions. Wind-up,
liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries that is a Designated Loan Party to do any of the foregoing; provided, however, that

                                    (i)      (A) any Subsidiary of the Parent
that is not a Loan Party may be merged, consolidated, amalgamated or dissolved into, or may transfer its assets to, any other Subsidiary of the Parent that is not a Loan Party, so long as (1) no other provision of this Agreement would be violated thereby and (2) the Parent gives the Agents written notice promptly after the consummation of such transaction; (B) (x) any Loan Party (other than a Designated Loan Party) may be merged, consolidated, amalgamated or dissolved into, or may transfer its assets to, any other Loan Party (other than a Designated Loan Party) and (y) any Designated Loan Party (other than the Borrowers) may be merged, consolidated, amalgamated or dissolved into, or may transfer its assets to, any other Designated Loan Party (other than the Borrowers), in each case, so long as (1) no other provision of this Agreement would be violated thereby, (2) such Loan Party gives the Agents at least 30 days' prior written notice of such transaction, (3) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (4) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such transaction, and; and (C) any Subsidiary of the Parent may be merged, consolidated, amalgamated or dissolved into, or may transfer its assets to, any Loan Party, provided that (1) a Loan Party is the surviving entity, (2) in the case of a merger, consolidation, amalgamation or dissolution of, or transfer of assets by, a Subsidiary that is not a Loan Party into a Loan Party, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (3) in the case of a merger, consolidation, amalgamation or dissolution of, or transfer of assets by, a Subsidiary that is not a Designated Loan Party into a Designated Loan Party or by a Designated Loan Party into a Loan Party that is not a Designated Loan Party, the surviving entity will no longer be a Designated Loan Party for purposes of the definition of the terms "Borrowing Base", Eligible Accounts Receivable" and "Eligible Rolling Stock"; and

                                    (ii)     any Loan Party and its Subsidiaries
may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment (other than Rolling Stock) in the ordinary course of business, (C) sell or otherwise dispose of other property or assets (other than any Accounts Receivable, Capital Stock, Rolling Stock or Facility of any Loan Party) for cash in an amount not less than the fair market value of such property or assets, (D) sell or otherwise dispose of Rolling Stock for cash in an amount not less than the fair market value of such Rolling Stock, (E) sell or otherwise dispose of the surplus Facilities set forth in Schedule 7.02(c)(ii) for cash for an amount for each such Facility of not less than the fair market value of such Facility, and (F) sell or otherwise dispose of (including subleases of excess office space) surplus Facilities not set forth in Schedule 7.02(c)(ii), provided that (x) the Net Cash Proceeds of such Dispositions (1) in the case of clauses (B) and (C) above, do not exceed $1,500,000 in the aggregate in any twelve-month period, (2) in the case of clause (D) above, do not exceed $1,500,000 in the aggregate in any twelve-month period, and (3) in the case of clause (F) above (excluding any transaction that is a sublease of excess office space), do not exceed $1,500,000 in the aggregate in any twelve-month period, (y) in the case of clauses (C), (D), (E), and (F), so long as, before and after giving effect to the transactions permitted thereby, there exists no continuing Event of Default and (z) in all cases, are paid to the Administrative Agent for the benefit of the Lenders pursuant to the terms of
Section 2.05(c)(v) and applied pursuant to Section 2.05(d).

                           (d) Change in Nature of Business. Make, or permit any
of its Subsidiaries or Haul Insurance to make, any change in the nature of its business as described in Section 6.01(l) carried on at the date hereof.

                           (e) Loans, Advances, Investments, Etc. Make or commit
or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries that are Designated Loan Parties to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on
Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof or investments by the Parent in Haul Insurance unless otherwise permitted under clause (iii) below, (ii) loans, advances and equity contributions by any Loan Party to any other Loan Party, provided that (A) in the case of loans and advances, such loans and advances are evidenced by an intercompany note that is pledged to the Collateral Agent pursuant to the terms of the Pledge Agreement and (B) in the case of any loan, advance or equity contribution to any Subsidiary that is not a Loan Party, if such loan, advance or equity contribution is not made in the ordinary course of business consistent with past practice to pay working capital expenses then due and payable, the Borrowers shall prepay the Loans in an amount equal to such loan, advance or equity contribution made to the Subsidiary that is not a Loan Party, such prepayment to be made in accordance with the provisions of Section 4.04(b) of this Agreement, assuming for purposes of such prepayment that an Event of Default had occurred and was continuing, and the Total Revolving Credit Commitment shall be permanently reduced by an amount equal to such loan, advance, or equity contribution made to the Subsidiary that is not a Loan Party, (iii) investments by the Parent in Haul Insurance in a maximum aggregate amount not to exceed the amount of capital required to be maintained by Haul Insurance under the laws of the Cayman Islands, provided, that such investments shall be limited to the amount of capital required which arises from the insurance risks associated with the Parent and its Subsidiaries (and not insurance risks relating to third parties), and (iv) Permitted Investments.

                           (f) Lease Obligations. Create, incur or suffer to
exist, or permit any of its Subsidiaries that are Designated Loan Parties to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this
Section 7.02 and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $20,000,000.

                           (g) Capital Expenditures. Make or commit or agree to
make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed $19,500,000 for Fiscal Year 2003, $39,500,000 for Fiscal Year 2004, $40,500,000 for Fiscal Years 2005 and 2006, and $26,730,000 for the
first eight months of Fiscal Year 2007.

                           (h) Restricted Payments. (i) Declare or pay any
dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, that (x) a Subsidiary of the Parent may pay dividends and other distributions to the Parent or to another Subsidiary of the Parent that is the owner of the Capital Stock of the Subsidiary paying such dividend or other distribution, provided, further, that, if the payment of a dividend or distribution to a Subsidiary that is not a Designated Loan Party would result in a Default or an Event of Default or is made at a time when a Default or Event of Default has otherwise occurred and is continuing, the Borrowers shall prepay the Loans in an amount equal to such dividend or other distribution made to the Subsidiary that is not a Designated Loan Party, such prepayment to be made in accordance with the provisions of Section 4.04(b) of this Agreement, and the Total Revolving Credit Commitment shall be permanently reduced by an amount equal to such dividend or other distribution made to the Subsidiary that is not a Designated Loan Party, (y) the Parent may pay dividends in the form of common Capital Stock and (z) the Parent or any of its Subsidiaries may, in the ordinary course of business consistent with past practice, charge management fees or expenses then due and payable to any of its other Subsidiaries for the payment of services rendered by the Parent or such Subsidiary to such other Subsidiary of the Parent.

                           (i) Federal Reserve Regulations. Permit any Loan or
the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

                           (j) Transactions with Affiliates. Enter into, renew,
extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 7.02(e).

                           (k) Limitations on Dividends and Other Payment
Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries,
(ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict:

                                    (A) this Agreement and the other Loan
Documents;

                                    (B) any agreements in effect on the date of
this Agreement and described on Schedule 7.02(k);

                                    (C) any applicable law, rule or regulation
(including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                                    (D) in the case of clause (iv), any
agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

                                    (E) in the case of clause (iv), any
agreement, instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto;

                                    (F) in the case of clause (i), in the
absence of an Event of Default, the limitation contained in this Section shall not apply to any Subsidiary of the Parent to the extent such limits are not permitted by the terms of the Indenture; or

                                    (G) in the case of clause (iv), customary
restrictions in asset or stock sale agreements limiting transfer of such assets or stock pending the closing of such sale.

                           (l) Limitation on Issuance of Capital Stock. Issue or
sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants; provided that the Parent may issue shares of its common stock.

                           (m) Modifications of Indebtedness, Organizational
Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness for borrowed money or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness for borrowed money if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the Final Maturity Date on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Agents, the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations and intercompany Indebtedness to the extent permitted under Section 7.02(e)(ii), make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness for borrowed money (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for borrowed money for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness for borrowed money as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing prior to the payment in full of all Obligations, or (iii) except as permitted by Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, or (v) cause or permit (1) any Indebtedness other than the Indebtedness under this Agreement to be designated as "Permitted Debt" under clause (i) of the second paragraph of Section 4.09 of the Indenture or (2) more than an amount equal to (A) $202,250,000 plus all outstanding Capital Lease Obligations (as defined in the Indenture) incurred under such clause (i) to exceed the greater of (x) $230,000,000 and (y) an amount equal to the amount of Indebtedness permitted to be incurred under subclause (i)(2) of the second paragraph of Section 4.09 of the Indenture.

                           (n) Investment Company Act of 1940. Engage in any
business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                           (o) Compromise of Accounts Receivable. Compromise or
adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries that are Designated Loan Parties to do so other than, provided no Event of Default has occurred and is continuing, in the ordinary course of its business; provided, however, in no event shall any such discount, allowance or credit exceed 2% of the amount of such Account Receivable and no such extension of the time for payment extend beyond 30 days from the original due date thereof.

                           (p) ERISA. (i) Engage, or permit any ERISA Affiliate
to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                           (q) Environmental. Permit the use, handling,
generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws, except where the failure to so comply is not reasonably expected to result in a Material Adverse Effect.

                           (r) Certain Agreements. Agree to any material
amendment or other material change to or material waiver of any of its rights under any Material Contract.

                  Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

                           (a) Leverage Ratio. Permit the ratio of (i)
outstanding principal amount of all Loans and Capitalized Lease Obligations of the Parent and its Subsidiaries as of the last day of each month set forth below to (ii) Consolidated EBITDA of the Parent and its Subsidiaries for the twelve
(12) consecutive months ending on the last day of each month to be greater than 3.25:1.0.

                           (b) Consolidated EBITDA. Permit Consolidated EBITDA
of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of each month to be less than $50,000,000

                           (c) Excess Cash. If, at any time, there are any
outstanding Revolving Loans, accumulate or maintain cash in deposit and/or securities bank accounts (in excess of checks outstanding against such accounts, amounts necessary to meet minimum balance requirements and amounts in the accounts set forth in Schedule 8.01), Cash Equivalents or Permitted Investments in an aggregate amount in excess of (i) $3,000,000 with respect to Loan Parties organized in the United States, (ii) the Dollar Equivalent of $500,000 with respect to Loan Parties organized in Canada (excluding accounts in which the Administrative Agent has dominion and control), and (iii) $1,500,000 with respect to any Subsidiaries of the Parent that are not Loan Parties, in each case for a period of more than three (3) consecutive Business Days.

                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

                  Section 8.01 Collection of Accounts Receivable; Management of Collateral. (a) (i) As of the Effective Date, the Loan Parties, including the Canadian Loan Parties, have assisted the Administrative Agent in (A) establishing, and, during the term of this Agreement, maintaining, one or more lockboxes in the name of the Administrative Agent and identified on Schedule
8.01 hereto (collectively, the "Lockboxes") with the financial institutions set forth on Schedule 8.01 hereto or such other financial institutions selected by the Loan Parties and acceptable to the Administrative Agent in its sole discretion (each being referred to as a "Lockbox Bank"), (B) establishing, and during the term of this Agreement, maintaining, an account (a "Collection Account" and, collectively, the "Collection Accounts") in the name of the Administrative Agent with each Lockbox Bank, and (C) establishing, and during the term of this Agreement, maintaining, the Depository Accounts set forth in
Schedule 8.01 or such other Depository Accounts after the Effective Date, all in the name of the Administrative Agent, which will be subject to a depository account agreement and with a depository bank satisfactory to the Administrative Agent. The Loan Parties other than the Canadian Loan Parties shall irrevocably instruct their Account Debtors, with respect to Accounts Receivable of such Loan Parties, to remit all payments to be made by checks or other drafts to the Lockboxes and/or the Depository Accounts and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payment as directed by the Administrative Agent and shall instruct each Lockbox Bank to deposit all amounts received in its Lockbox to the Collection Account at such Lockbox Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. Until the Administrative Agent has advised the Borrowers to the contrary after the occurrence and during the continuance of an Event of Default, the Loan Parties other than the Canadian Loan Parties may and will enforce, collect and receive all amounts owing on the Accounts Receivable of such Loan Parties for the Administrative Agent's benefit and on the Administrative Agent's behalf, but at the Loan Parties' expense; such privilege shall terminate, at the election of any Agent, upon the occurrence and during the continuance of an Event of Default. All Collections received directly by the Loan Parties from any of their Account Debtors, as proceeds from Accounts Receivable of the Loan Parties, or as proceeds of any other Collateral, shall be held by the Loan Parties in trust for the Agents and the Lenders and upon receipt be deposited by the Loan Parties in original form and no later than the next Business Day after receipt thereof into a Collection Account or a Depository Account. The Loan Parties shall not commingle such collections with their own funds or the funds of any of their Subsidiaries or Affiliates or with the proceeds of any assets not included in the Collateral. The Administrative Agent shall charge the Loan Account on the last day of each month with two (2) collection days for all such Collections. All funds received in the Collection Account or a Depository Account shall be sent by wire transfer or Automated Clearing House, Inc. payment to the Administrative Agent's Account for application at the end of each Business Day to reduce the then principal balance of the Revolving Loans or as otherwise to be applied in accordance with Section 2.05(d), conditional upon final payment to the Administrative Agent; provided, that if, on any date, there are no outstanding Revolving Loans and no Default or Event of Default exists, all funds received in the Administrative Agent's Account shall, within two (2) Business Days after receipt thereof, be returned by the Administrative Agent to the Borrowers. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts or instruments have actually been collected.

                                    (ii)     Each Canadian Entity shall (A)
establish, and thereafter maintain, one or more depository and/or operating accounts, under the dominion and control of the Administrative Agent and otherwise satisfactory to Administrative Agent, in respect of each of its Collections and (B) instruct all of their Account Debtors to remit all such Collections to such depository accounts and/or operating accounts. Each Canadian Entity at all times promptly shall deposit or cause to be deposited (including by electronic funds transfers) all Collections into such accounts that are received by such Canadian Entity from any source promptly, and in any event no later than the first Business Day after the date of receipt thereof. Subject to the next sentence, each Canadian Entity may use the funds on deposit in its foreign bank accounts for its working capital purposes. In addition, during the continuance of an Event of Default, the Administrative Agent shall have the right to convert all non-Dollar denominated balances in each Canadian Entity's Canadian bank accounts into Dollars (at the Borrowers' sole expense) and cause all amounts in such bank accounts to be wired into a Collection Account or other bank accounts subject to a control agreement, in form and substance satisfactory to the Administrative Agent, and then wired from such bank accounts to the Administrative Agent's Account. The arrangements contemplated in this Section 8.01(a) shall not be modified by any Loan Party without the prior written consent of the Administrative Agent.

                           (b) After the occurrence and during the continuance
of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Designated Loan Parties shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 7.02(o).

                           (c) Each Designated Loan Party hereby appoints each
Agent or its designee on behalf of such Agent as the Designated Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Designated Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign any Designated Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Designated Loan Party to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

                           (d) Nothing herein contained shall be construed to
constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

                           (e) If any Account Receivable includes a charge for
any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Borrowers shall notify the Agents if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

                           (f) Notwithstanding any other terms set forth in the
Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

                  Section 8.02 Accounts Receivable Documentation. The Designated Loan Parties will at such intervals as the Agents may reasonably require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agents and furnish such further schedules and/or information as any such Agent may require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Administrative Borrower shall notify the Agents of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section
8.02 are to be in form reasonably satisfactory to the Agents and are to be executed and delivered to the Agents from time to time solely for their convenience in maintaining records of the Collateral. The Designated Loan Parties' failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Designated Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Designated Loan Parties' industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agents and providing the Agents with a copy of such re-billing, identifying the same as such. If any Designated Loan Party becomes aware of anything materially detrimental to any of the Designated Loan Parties' customers' credit, the Administrative Borrower will promptly advise the Agents thereof.

                  Section 8.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Designated Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, each Designated Loan Party covenants, represents and warrants: (a) such Designated Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Collateral Agent for the benefit of the Lenders and Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Eligible Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold or services rendered by such Designated Loan Party; (c) no Eligible Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Designated Loan Party's business and as otherwise disclosed to the Agents, and each Account Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations (including, without limitation, any Motor Vehicle Laws), and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Designated Loan Party at or before the time such Account Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) such Designated Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (i) such Designated Loan Party shall immediately notify the Agents if any Account Receivable arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps required by the Agents in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law;
(j) such Designated Loan Party will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Lenders as additional Collateral; (l) such Designated Loan Party shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; and (m) such Designated Loan Party is not and shall not be entitled to pledge any Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

                  Section 8.04 Collateral Custodian. (a) Without limiting the Agents' or the Lenders' rights with respect to the Collateral, the Collateral Agent has implemented an arrangement, on terms and pursuant to written agreements in form and substance satisfactory to the Collateral Agent, pursuant to which a third party collateral custodian or agent, acceptable to the Collateral Agent (together with any substitute or supplemental collateral custodian or agent, the "Rolling Stock Collateral Custodian") has been engaged, at the expense of the Borrowers, to hold physical possession of original certificates of title or ownership, vehicle registrations and other similar instruments and documents with respect to the Rolling Stock included in the Collateral, upon which certificates of title or ownership the Collateral Agent's Liens shall be noted, and pursuant to which arrangements, on terms and conditions satisfactory to the Collateral Agent, the Rolling Stock Collateral Custodian will, among other things, monitor and render reports to the Agents regarding the acquisition and disposition of such Rolling Stock by the Loan Parties as permitted by this Agreement, and receive and maintain documentation evidencing compliance with vehicle titling and registration requirements under applicable law (including, without limitation, all Motor Vehicle Law), and will assist and cooperate with the Collateral Agent in making the necessary arrangements for such Liens and any releases thereof with respect to the dispositions of Rolling Stock permitted under this Agreement.

                           (b) Upon the occurrence and during the continuance of
any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

                           (a) any Borrower shall fail to pay any principal of
or interest on any Loan, any Agent Advance, any Reimbursement Obligation or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                           (b) any representation or warranty made or deemed
made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to any Agent, any Lender or the L/C Issuer pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

                           (c) any Loan Party shall fail to perform or comply
with any covenant or agreement contained in (i) clauses (a), (b), (c), (d), (f),
(h), (j), (l), (m), (n), (o), (p), (q) or (r) of Section 7.01, Section 7.02 or
Section 7.03 or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party, any Mortgage to which it is a party or any Canadian Security Document to which it is a party or (ii) clauses (e), (g), (i) or (k) of Section 7.01 and such failure, if capable of being remedied, shall remain unremedied for 5 days, after the earlier of the date a senior officer of any Loan Party shall become aware of such failure and the date written notice of such default shall have been given by any Agent or Lender to such Loan Party;

                           (d) any Loan Party shall fail to perform or comply
with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and
(c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

                           (e) any Loan Party shall fail to pay any principal of
or interest on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement) in excess of $1,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

                           (f) any Loan Party (i) shall institute any proceeding
or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

                           (g) any proceeding shall be instituted against any
Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                           (h) any provision of any Loan Document shall at any
time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

                           (i) any Security Agreement, any Pledge Agreement, any
Mortgage, any Canadian Security Document or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;

                           (j) one or more judgments or orders for the payment
of money exceeding $500,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (j) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

                           (k) Allied Systems or Allied Canada individually is,
or the Loan Parties (taken as a whole) are, enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its or their business for more than fifteen (15) days;

                           (l) any material damage to, or loss, theft or
destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

                           (m) any cessation of a substantial part of the
business of Allied Systems or Allied Canada, individually, or the Loan Parties (taken as a whole) for a period which materially and adversely affects the ability of such Person or Persons to continue its or their business on a profitable basis;

                           (n) the loss, suspension or revocation of, or failure
to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

                           (o) the indictment, or the threatened indictment of
any Loan Party under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Loan Party;

                           (p) any Loan Party or any of its ERISA Affiliates
shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $1,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $1,000,000;

                           (q) any Termination Event with respect to any
Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $1,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971
or 4975 of the Code, the liability is in excess of such amount);

                           (r) any Loan Party shall be liable for any
Environmental Liabilities or Costs the payment of which could reasonably be expected to have a Material Adverse Effect;

                           (s) an event of default shall exist or occur under
any agreement, instrument or other document related to the Canadian Facility;

                           (t) a Change of Control shall have occurred;

                           (u) [intentionally omitted];

                           (v) (i) a contribution or premium required to be paid
to or in respect of any Canadian Plan is not paid in accordance with the terms thereof, all applicable Canadian laws and regulations, or any applicable Collective Bargaining Agreement or taxes, penalties or fees are owing or exigible under the Canadian Plans beyond the date permitted for payment of same;
(ii) an investigation, litigation, administrative or other proceeding, action, suit or claim (other than routine claims for benefits) is commenced or instituted involving any Canadian Plan or its assets; (iii) the occurrence of an event with respect to the Canadian Plans which would entitle any Person (without the consent of the Loan Party) to wind-up or terminate any Canadian Plan, in whole or in part, or which could adversely affect the tax status thereof; (iv) any actuarial valuation for any Canadian Plan, whether or not such valuation is filed with a Governmental Authority discloses a going concern unfunded actuarial liability, past service unfunded liability or solvency deficiency in an amount in excess of $1,000,000; or (v) the occurrence of a withdrawal or transfer of assets from the Canadian Plans, other than benefit payments or permitted expenses or other legally valid withdrawals, transfers or payments made in accordance with the applicable laws; or

                           (w) an event or development occurs which could
reasonably be expected to have a Material Adverse Effect;

                  then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate all or any portion of the Commitments, whereupon all Commitments shall terminate immediately, (ii) declare all or any portion of the Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or
(g) of this Section 9.01, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Upon demand by the Administrative Agent after the occurrence and during the continuation of any Event of Default, the Borrowers shall deposit with the Administrative Agent with respect to each Letter of Credit then outstanding cash in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Administrative Agent in an account under the sole and exclusive control of the Administrative Agent for the benefit of the Administrative Agent and/or the L/C Issuer as security for, and to provide for the payment of, the Letter of Credit Obligations.

                                    ARTICLE X

                                     AGENTS

                  Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its acceptance thereof) hereby irrevocably appoints and authorizes the Administrative Agent and each Lender (and each subsequent maker of any Loan by its acceptance thereof) hereby irrevocably appoints and authorizes the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and
(viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

                  Section 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

                  Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Agents receive written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee or transferee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

                  Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                  Section 10.05 Indemnification. To the extent that any Agent or the L/C Issuer is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the L/C Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent or the L/C Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's or the L/C Issuer's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

                  Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders", or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

                  Section 10.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                           (b) Upon any such notice of resignation, the Required
Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

                           (c) If a successor Agent shall not have been so
appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

                  Section 10.08 Collateral Matters.

                           (a) Any Agent may from time to time make such
disbursements and advances ("Agent Advances") which any Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to preserve or protect the likelihood or maximize the amount of repayment by the Borrowers of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to rate of interest then applicable to the Term Loan. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Agent making such Agent Advance shall notify the other Agent and each Lender and the Borrowers in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Agent making such Agent Advance, upon such Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent making such Agent Advance by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                           (b) The Lenders hereby irrevocably authorize the
Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral constituting property being sold or disposed of in the ordinary course of any Loan

Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

                           (c) Without in any manner limiting the Collateral
Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                           (d) The Collateral Agent shall have no obligation
whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this
Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

                  Section 10.09 Collateral Sub-Agents. Each Lender hereby appoints each Agent and each other Lender as agent and bailee for the purpose of perfecting the Liens upon the Collateral in assets which, in accordance with
Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledge that it holds possession of or otherwise controls any such Collateral in accordance with the Collateral Agent's instructions as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such

Collateral to the Collateral Agent for the benefit of the Lenders. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                                    GUARANTY

                  Section 11.01 Guaranty. Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrowers, whether or not a claim for post-filing interest is allowed in such proceeding), all Letter of Credit Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents, the Lenders and the L/C Issuer in enforcing any rights under the guaranty set forth in this Article. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Agents, the Lenders and the L/C Issuer under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Borrower.

                  Section 11.02 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents, the Lenders or the L/C Issuer with respect thereto. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of each Guarantor under this
Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                           (a) any lack of validity or enforceability of any
Loan Document or any agreement or instrument relating thereto;

                           (b) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or otherwise;

                           (c) any taking, exchange, release or non-perfection
of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                           (d) any change, restructuring or termination of the
corporate, limited liability company or partnership structure or existence of any Borrower; or

                           (e) any other circumstance (including, without
limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents, the Lenders or the L/C Issuer that might otherwise constitute a defense available to, or a discharge of, any Guarantor, any Borrower or any other guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders, the L/C Issuer or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

                  Section 11.03 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Agents, the Lenders or the L/C Issuer exhaust any right or take any action against any Borrower or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  Section 11.04 Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agents, the Lenders and the L/C Issuer and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans, the Reimbursement Obligations and the Letter of Credit Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

                  Section 11.05 Subrogation. (a) Until the final payment in cash and performance in full of all of the Obligations, none of the Guarantors shall exercise any rights against either of the Borrowers or any other Guarantor (and no Borrower shall exercise any right against the other Borrower) arising as a result of payment by such Borrower or such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agents, any Lender or the L/C Issuer in respect of any payment hereunder in any Insolvency Proceedings; none of the Guarantors will claim any setoff, recoupment or counterclaim against such Borrower or any other Guarantor in respect of any liability of such Guarantor to such Borrower or Guarantor; and each Borrower and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Agents, any Lender or the L/C Issuer.

                           (b) The payment of any amounts due with respect to
any Indebtedness of either of the Borrowers or any other Guarantor for money borrowed or credit received now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full of all of the Obligations. Each of the Guarantors agrees that, after the occurrence of any Default, such Guarantor will not demand, sue for or otherwise attempt to collect any such Indebtedness of the Borrowers or any other Guarantor to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Agents, the Lenders and the L/C Issuer and be paid over to the Administrative Agent, for the benefit of the Agents, the Lenders and the L/C Issuer, on account of the Obligations without affecting in any manner the liability of any of the Guarantors under the other provisions of this Guaranty.

                  Section 11.06 Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest. (a) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest payable by any Guarantor that is a Canadian Entity in respect of the Guaranteed Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of the province of Ontario or the federal laws of Canada:

                           (b) Whenever interest payable by any Guarantor that
is a Canadian Entity is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation.

                           (c) In no event shall the aggregate "interest" (as
defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time) payable by any Guarantor that is a Canadian Entity to the Agents or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the "credit advances" (as defined in that section) under this Agreement or such other Loan Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Agents, the Lenders and the Guarantors that are Canadian Guarantors making such payment and the amount of such payment or collection shall be refunded by the Agents and the Lenders to such Guarantor. For the purposes of this Agreement and each other Loan Document to which a Canadian Guarantor is a party, the effective annual rate of interest payable by such Guarantor shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Loans, on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agents for the account of such Guarantor will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

                           (d) All calculations of interest payable by any
Guarantor that is a Canadian Guarantor under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

                  Section 11.07 Judgment Currency. The specification under this Agreement of Dollars and payment in New York City is of the essence. Each Guarantor's obligations hereunder and under the other Loan Documents to make payments in Dollars and shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Lenders, the Agents or the L/C Issuer of the full amount of Dollars expressed to be payable to the Agents, the Lenders of the L/C Issuer under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in Dollars, the rate of exchange used shall be that at which the Lenders, the Agents or the L/C Issuer could, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Lenders, the Agents or the L/C Issuer hereunder shall, notwithstanding any judgment in such Judgment Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Lenders, the Agents or the L/C Issuer receives any sum adjudged to be so due in the Judgment Currency, the Lenders, the Agents or the L/C Issuer may, in accordance with normal banking procedures, purchase Dollars with the Judgment Currency. If the Dollars so purchased are less than the sum originally due to the Agents, the Lenders or the L/C Issuer in Dollars, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lenders, the Agents or the L/C Issuer against such loss, and if the Dollars so purchased exceed the sum originally due to the Lenders, the Agents or the L/C Issuer in Dollars, the Lenders, the Agents or the L/C Issuer agrees to remit to such Guarantor such excess.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

                  c/o Allied Holdings, Inc.
                  160 Clairemont Avenue
                  Suite 200
                  Decatur, Georgia 30030
                  Attention: Chief Financial Officer
                  Telephone: 404-371-0379
                  Telecopier: 404-370-4206

                  with a copy to:

                  Troutman Sanders LLP
                  600 Peachtree Street
                  Suite 5200
                  Atlanta, Georgia 30308
                  Attention: Hazen H. Dempster, Esq.
                  Telephone: 404-885-3126
                  Telecopier: 404-962-6544

                  if to the Administrative Agent, to it at the following address:

                  Wells Fargo Foothill, Inc.
                  400 North Park Town Center
                  1000 Abernathy Road, Suite 1450
                  Atlanta, Georgia  30328
                  Attention: Business Finance Division Manager
                  Telephone: 770-508-1300
                  Telecopier: 770-508-1375

                  with copies to:

                  Wells Fargo Foothill, Inc.
                  2450 Colorado Avenue
                  Suite 3000 West
                  Santa Monica, California 90404
                  Attention: Business Finance Division Manager
                  Telephone: 310-453-7300
                  Telecopier: 310-453-7444

                  and

                  Paul, Hastings, Janofsky & Walker LLP
                  600 Peachtree Street NE, Suite 2400
                  Atlanta, Georgia 30308
                  Attention: Jesse H. Austin, III, Esq.
                  Telephone: 404-815-2400
                  Telecopier: 404-815-2424
                  if to the Collateral Agent, to it at the following address:

                  Ableco Finance LLC
                  299 Park Avenue, 23rd Floor
                  New York, New York  10171
                  Attention: Mr. Eric F. Miller
                  Telephone: 212-891-2100
                  Telecopier: 212-891-1541

                  in each case, with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention: Frederic L. Ragucci, Esq.
                  Telephone: 212-756-2000
                  Telecopier: 212-593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent or the L/C Issuer pursuant to Articles II and III shall not be effective until received by such Agent or the L/C Issuer, as the case may be.

                  Section 12.02 Amendments, Etc. (a) Subject to the provisions set forth in this Section 12.02, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Agents with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment or amend the definitions of the terms "Total Revolving Credit Commitment" or "Revolving Credit Commitment", which results in an increase in any such amount without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definitions of the terms "Availability", "Borrowing Base", "Final Maturity Date", "Required Lenders", "Required Revolving Lenders", "Pro Rata Share", "Revolving Loan Obligations", "Loans" or "Facility Termination Date", (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release any Borrower or any Guarantor,

(vi) amend or modify Section 4.04 or this Section 12.02 of this Agreement, or
(vii) amend the definitions of the terms "Designated Loan Party", "Axis Entity", "Collections", "Availability Deficiency", "Dollar Equivalent", "Dilution", "Dilution Reserve", "Eligible Rolling Stock", "Eligible Accounts Receivable", "Net Book Value ", "Rolling Stock Depreciation Amount", "Significant Customer", "Gross Orderly Liquidation Value" or "Net Amount of Eligible Accounts Receivable", that would result in an increase in the Borrowing Base (or in any definition contained in the Financing Agreement used in connection with the definition of the foregoing terms that would result in an increase in the Borrowing Base), in the case of each of clauses (iii) through (vii) above, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

                           (b) The Administrative Agent, the Collateral Agent
and each Lender party to this Agreement on the Effective Date have executed an agreement among lenders and a side letter on or prior to the Effective Date pursuant to which the Administrative Agent, the Collateral Agent and each Lender have agreed, among other things, to certain voting arrangements relative to matters requiring the approval of the Lenders. The rights and duties of the Administrative Agent, the Collateral Agent and each Lender with respect to such matters, are subject to such agreement and letter.

                  Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

                  Section 12.04 Expenses; Taxes; Attorneys' Fees. The Borrowers will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (c) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (c) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith,
(e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing, (k) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property,
(l) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, or
(m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and
(z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.

                  Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Borrower (any such notice being expressly waived by the Borrowers) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Borrower against any and all obligations of the Borrowers either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each of the Agents and the Lenders agrees to notify the Borrowers promptly after any such set-off and application made by such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents in law or otherwise.

                  Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 12.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                           (b) Each Lender may, (x) with the written consent of
the Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan Commitments and the Term Loan made by it and
(y) with the written consent of the Collateral Agent and the Administrative Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitments, the Revolving Loans made by it and its Pro Rata Share of Letter of Credit Obligations); provided, however, that, in either case (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to any Affiliate of a Lender or a fund or account managed by a Lender), (ii) the assignee agrees to be bound by the terms of the agreement among Lenders referred to in Section 11.02(b), (iii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required if the assignee is an Affiliate of a Lender or a fund or account managed by a Lender) and (iv) no written consent of the Collateral Agent or the Administrative Agent shall be required in connection with any assignment by a Lender to an Affiliate of a Lender or a fund or account managed by a Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                                    (i)      By executing and delivering an
Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(A) other than as provided in such Assignment and

Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                                   (ii)     The Borrowers authorize the
Administrative Agent, and the Administrative Agent agrees, to maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") and Letter of Credit Obligations owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower, any Lender and the Collateral Agent at any reasonable time and from time to time upon reasonable prior notice.

                                   (iii)    Upon receipt by the Administrative
Agent of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent consents to such assignment and if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance and the Administrative Agent shall record the information contained therein in the Register.

                                   (iv)     A Registered Loan (and the
registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                                   (v)      In the event that any Lender sells
participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                                   (vi)     Any foreign Person who purchases or
is assigned or participates in any portion of such Registered Loan shall provide the Agents and the Lender with a completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

                          (c) Each Lender may sell participations to one or more
banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Borrower or any Guarantor (except as set forth in Section
10.08 of this Agreement or any other Loan Document).

                  Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

                  Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY

AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

                  Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

                  Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

                  Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.

                  Section 12.15 Indemnification. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Indemnitee from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Initial Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrowers or the L/C Issuer's issuing of Letters of Credit for the account of the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, the Reimbursement Obligations or the Letter of Credit Obligations, (iii) any matter relating to any of the financing transactions contemplated by this Agreement, any of the other Loan Documents, any of the Collateral (including, without limitation, in connection with the Rolling Stock or the titling or registration thereof) or any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this Section
12.15 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

                  Section 12.16 The Parent as Agent for the Borrowers. Allied Systems hereby irrevocably appoints the Parent as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") with respect to the Loans which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Agents and the Lenders relying on any instructions of the Administrative Borrower, or (c) any other action taken by any Agent or any Lender hereunder or under the other Loan Documents.

                  Section 12.17 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Unused Line Fee, the Letter of Credit Fee, the Closing Fee and fees set forth in the Fee Letter, shall at all times be ascertained from the records of the Agents, which shall be prima facie evidence of the matters therein, subject to the right of the Loan Parties to review such records as provided in Section 4.02(b).

                  Section 12.18 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

                  Section 12.19 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this
Section 12.19 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this
Section 12.19.

                  For purposes of this Section 12.19, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

                  The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

                  Section 12.20 Defaulting Lender. (a) Notwithstanding anything to the contrary contained herein, in the event that any Lender (x) refuses (which refusal constitutes a breach by such Lender of its obligations under this Agreement and which has not been retracted) to make available its portion of any Revolving Loan, (y) notifies the Agent and/or the Borrowers that it does not intend to make available its portion of any Revolving Loan or (z) fails to satisfy its indemnification obligations under Section 10.05 or any other similar provision in the Loan Documents (each, a "Lender Default"), all rights and obligations hereunder of the Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified by this
Section 12.20 while such Lender Default remains in effect.

                          (b) Revolving Loans shall be incurred pro rata from
the Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Revolving Credit Commitments, and no Revolving Credit Commitment shall be increased as a result of such Lender Default.

                          (c) Amounts received in respect of principal of the
Loans shall be applied to reduce the Loans of each of the Lenders pro rata based on the aggregate of the outstanding Loans of all of the Lenders at the time of such application; provided that, such amount shall not be applied to any Loan of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lenders' Pro Rata Share of all Loans then outstanding.

                          (d) The Non-Defaulting Lenders (that are Revolving
Loan Lenders) shall participate in Letters of Credit on the basis of their respective Pro Rata Shares, determined, however, as if the Revolving Credit Commitment of a Defaulting Lender is zero, and shall receive Letter of Credit Fees on such basis. A Defaulting Lender shall not be entitled to receive any portion of the Unused Line Fees, the Letter of Credit Fees or any other fees or any indemnity arising from its Commitment.

                          (e) A Defaulting Lender shall not be entitled to give
instructions to the Agents or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the other Loan Documents. All amendments, waivers and other modifications of this Agreement and the other Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders" or "Required Revolving Lenders", a Defaulting Lender shall be deemed not to be a Lender, not to have any Commitment and not to have Loans outstanding.

                          (f) Other than as expressly set forth in this
Section 12.20, the rights and obligations of a Defaulting Lender (including the obligation to indemnify the Agents) and the other parties hereto shall remain unchanged. Nothing in this Section 12.20 shall be deemed to release any Defaulting Lender from any of its Commitment hereunder, shall alter such Commitment, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which the Borrowers, the Agents or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  Section 12.21 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, any regulatory body having jurisdiction over any Lender, (ii) to counsel for any Agent or any Lender, (iii) to examiners, auditors, accountants or Securitization Parties, other financial or professional advisers or the National Association of Insurance Commissioners, (iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee, participant or transferee (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee, participant or transferee) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section
12.21. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

                  Section 12.22 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  Section 12.23 No Novation. This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Financing Agreement or discharge or release the Obligations under, and as defined in, the Existing Financing Agreement, other than obligations for the payment of the Existing Term Loan D and the discharge and release of the Obligations of the Subordinated Term Loan D Lenders under, and as defined in, the Existing Financing Agreement, or the Lien or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under, and as defined in, the Existing Financing Agreement or instruments securing the same, which (other than in respect of the Existing Term Loan D) shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Loan Party under the Existing Financing Agreement from any of its obligations and liabilities as a "Borrower" or "Guarantor" thereunder, other than obligations and liabilities of the Borrowers and the Guarantors specifically related to the Existing Term Loan D. Each Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect without modification or replacement, except as expressly set forth herein, and is hereby ratified and confirmed in all respects except that on and after the Effective Date all references in any such Loan Document to "the Financing Agreement," "thereto," "thereof," "thereunder" or words of like import referring to the Existing Financing Agreement shall mean the Existing Financing Agreement as amended and restated by this Agreement and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent a security interest in or Lien on, any Collateral as security for the obligations of the Borrowers or the Guarantors from time to time existing in respect of the Existing Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects and shall continue to secure the Obligations hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                BORROWERS:

                                           ALLIED HOLDINGS, INC.

                                         By: /s/ Thomas M. Duffy
                                               --------------------------------
                                             Name:  Thomas M. Duffy
                                             Title: Senior Vice President,
                                                    General Counsel & Secretary


                                         ALLIED SYSTEMS, LTD. (L.P.)

                                         By: /s/ Thomas M. Duffy
                                            -----------------------------------
                                             Name:  Thomas M. Duffy
                                             Title: Senior Vice President &
                                                    Assistant Secretary of the
                                                    General Partner

                                         GUARANTORS:

                                         ALLIED AUTOMOTIVE GROUP, INC.

                                         By: /s/ Thomas M. Duffy
                                            -----------------------------------
                                             Name:  Thomas M. Duffy
                                             Title: Senior Vice President &
                                                    Assistant Secretary

                                         ALLIED FREIGHT BROKER, INC.

                                         By: /s/ Thomas M. Duffy
                                            -----------------------------------
                                             Name:  Thomas M. Duffy
                                             Title: Senior Vice President &
                                                    Assistant Secretary

                                         ALLIED SYSTEMS (CANADA) COMPANY

                                         By: /s/ Thomas M. Duffy
                                            -----------------------------------
                                             Name:  Thomas M. Duffy
                                             Title: Senior Vice President &
                                                    Assistant Secretary

                                                AUTOMOTIVE TRANSPORT SERVICES,
                                                INC.

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary

                                                AXIS ARETA, LLC

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary
                                                           of the Sole Member

                                                AXIS CANADA COMPANY

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary

                                                AXIS GROUP, INC.

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary

                                                AXIS INTERNATIONAL, INC.

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary

                                                AXIS NETHERLANDS, LLC

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary
                                                           of the Member

                                           AXIS NORTH AMERICA, INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary


                                           AXIS TRUCK LEASING, INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary


                                           B&C INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary


                                           COMMERCIAL CARRIERS, INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary


                                           CORDIN TRANSPORT, INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary


                                           CT GROUP, INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary

                                           CT SERVICES, INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary


                                           F. J. BOUTELL DRIVEAWAY CO.,
                                           INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary


                                           GACS INCORPORATED

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary


                                           INTER MOBILE, INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary


                                           KAR-TAINER INTERNATIONAL, INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary


                                           LEGION TRANSPORTATION, INC.

                                           By: /s/ Thomas M. Duffy
                                               ------------------------------
                                               Name: Thomas M. Duffy
                                               Title: Senior Vice President
                                                      and Assistant Secretary

                                                OSHCO, INC.

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary

                                                QAT, INC.

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary

                                                RC MANAGEMENT CORP.

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary

                                                RMX, INC.

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary

                                                TERMINAL SERVICE CO.

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary

                                                TRANSPORT SUPPORT, INC.

                                                By: /s/ Thomas M. Duffy
                                                    ----------------------------
                                                    Name: Thomas M. Duffy
                                                    Title: Senior Vice President
                                                           & Assistant Secretary

                                                COLLATERAL AGENT AND LENDER:

                                                ABLECO FINANCE LLC

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                ADMINISTRATIVE AGENT AND LENDER:

                                                WELLS FARGO FOOTHILL, INC.,
                                                formerly known as Foothill
                                                Capital Corporation

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                LENDERS:

                                                A3 FUNDING LP

                                                By: A3 Fund Management LLC,
                                                    its General Partner

                                                    By: ________________________
                                                        Name:
                                                        Title:

                                                A4 FUNDING LP

                                                By: A4 Fund Management, Inc.,
                                                    its General Partner

                                                    By: ________________________
                                                        Name:
                                                        Title:

                                                CONGRESS FINANCIAL CORPORATION
                                                (CENTRAL)

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                             STANDARD FEDERAL BANK NATIONAL
                                             ASSOCIATION

                                             By: LaSalle Business Credit,
                                                 LLC, a Delaware limited
                                                 liability company, successor by
                                                 merger to LaSalle Business
                                                 Credit, Inc., a Delaware
                                                 corporation, as Agent

                                             By: ____________________________
                                                 Name:
                                                 Title:

                                                TEXTRON FINANCIAL CORPORATION

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                HCM/Z SPECIAL OPPORTUNITIES LLC,
                                                formerly known as HZ Special
                                                Opportunities LLC

                                                By: Highbridge Capital
                                                    Management, LLC

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                BERNARD LEVERAGED LOAN
                                                INVESTORS, LTD.

                                                By: ____________________________
                                                    Name:
                                                    Title: